                                                                 Exhibit No. 2.2

                                                                [EXECUTION COPY]


================================================================================


                               PURCHASE AGREEMENT

                                  by and among

                              C&B ASSOCIATES, LTD.,

                            C&B ASSOCIATES II, LTD.,

                            THE SELLERS NAMED HEREIN,

                           LINC.NET ACQUISITION CORP.,

                         LINC.NET ACQUISITION CORP. II,

                                       and

                                 LINC.NET, INC.




                         Dated as of December ____, 1999


================================================================================

                                TABLE OF CONTENTS


                                                                                                                   Page
ARTICLE I

         CERTAIN DEFINITIONS  ......................................................................................1
         1.1         Definitions ...................................................................................1

ARTICLE II

         PURCHASE AND SALE OF THE PARTNERSHIP INTERESTS ............................................................8
         2.1         Basic Transaction  ............................................................................8
         2.2         Closing Transactions ..........................................................................8
         2.3         Purchase Price ................................................................................9
         2.4         Determination and Payment of Earnout Payment .................................................11

ARTICLE III

         CONDITIONS TO CLOSING ....................................................................................13
         3.1         Conditions to Buyers' Obligations ............................................................13
         3.2         Conditions to Sellers' Obligations ...........................................................16

ARTICLE IV

         [Intentionally Omitted] ..................................................................................18

ARTICLE V

         REPRESENTATIONS AND WARRANTIES CONCERNING
         THE COMPANIES AND SELLERS ................................................................................18
         5.1         Capacity, Organization, Corporate Power and Licenses .........................................18
         5.2         Capital and Related Matters; Title to Partnership Interests ..................................18
         5.3         Authorization; Noncontravention ..............................................................19
         5.4         Subsidiaries .................................................................................19
         5.5         Financial Statements .........................................................................20
         5.6         Accounts Receivable ..........................................................................20
         5.7         Inventory ....................................................................................20
         5.8         Absence of Undisclosed Liabilities ...........................................................20
         5.9         No Material Adverse Effect ...................................................................21
         5.10        Absence of Certain Developments ..............................................................21
         5.11        Assets .......................................................................................23
         5.12        Contracts and Commitments ....................................................................24


                                      -i-

                          TABLE OF CONTENTS (CONTINUED)

                                                                                                                 Page

         5.13        Intellectual Property Rights. ................................................................26
         5.14        Litigation ...................................................................................27
         5.15        Compliance with Laws .........................................................................28
         5.16        Environmental and Safety Matters .............................................................28
         5.17        Employees ....................................................................................29
         5.18        Employee Benefit Plans .......................................................................30
         5.19        Insurance ....................................................................................31
         5.20        Tax Matters. .................................................................................31
         5.21        Brokerage and Transaction Bonuses ............................................................33
         5.22        Bank Accounts ................................................................................33
         5.23        Names and Locations ..........................................................................33
         5.24        Affiliate Transactions .......................................................................33
         5.25        Service Warranties ...........................................................................34
         5.26        Customers and Suppliers ......................................................................34
         5.27        Disclosure ...................................................................................34

ARTICLE VI
         REPRESENTATIONS AND WARRANTIES OF BUYERS .................................................................35
         6.1         Organization and Power .......................................................................35
         6.2         Capitalization ...............................................................................35
         6.3         Authorization  ...............................................................................35
         6.4         No Violation  ................................................................................35
         6.5         Governmental Authorities and Consents ........................................................35
         6.6         Litigation ...................................................................................35
         6.7         Brokerage ....................................................................................36

ARTICLE VII

         [Intentionally Omitted] ..................................................................................36

ARTICLE VIII

         ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING ...........................................................36
         8.1         Survival of Representations and Warranties ...................................................36
         8.2         Indemnification ..............................................................................37
         8.3         Mutual Assistance ............................................................................40
         8.4         Non-Competition; Non-Solicitation ............................................................40
         8.5         Press Release and Announcements ..............................................................42
         8.6         Expenses .....................................................................................42
         8.7         Specific Performance .........................................................................42


                                      -ii-

                          TABLE OF CONTENTS (CONTINUED)

                                                                                                                 Page

         8.8         Arbitration Procedure ........................................................................43
         8.9         Further Assurances ...........................................................................44
         8.10        Confidentiality ..............................................................................44
         8.11        Tax Matters ..................................................................................44

ARTICLE IX

         MISCELLANEOUS.............................................................................................47
         9.1         Amendment and Waiver .........................................................................47
         9.2         Notices ......................................................................................47
         9.3         Successors and Assigns .......................................................................49
         9.4         Severability .................................................................................49
         9.5         Interpretation ...............................................................................49
         9.6         Captions .....................................................................................50
         9.7         No Third-Party Beneficiaries .................................................................50
         9.8         Complete Agreement ...........................................................................50
         9.10        Delivery by Facsimile ........................................................................50
         9.11        Governing Law ................................................................................50

                            EXHIBITS AND SCHEDULES

EXHIBITS:

Exhibit A    -    Escrow Agreement
Exhibit B    -    Employment Agreement
Exhibit C    -    Executive Purchase Agreement
Exhibit D    -    Amended and Restated Stockholders Agreement
Exhibit E    -    Amended and Restated Registration Agreement
Exhibit F    -    Real Estate Lease
Exhibit G    -    Form of Opinion of Counsel for Sellers and the Company
Exhibit H    -    Form of Opinion of Counsel for Buyers

SCHEDULES

Operating Leases Schedule
Indebtedness Schedule
Capital Expenditure Schedule
Permitted Liens Schedule
Schedule of Sellers
Officers and Directors Schedule
Restrictions Schedule
Financial Statements Schedule
Accounts Receivable Schedule
Liabilities Schedule
Contracts Schedule
Developments Schedule
Assets Schedule
Leased Real Property Schedule
Excluded Assets Schedule
Intellectual Property Schedule
Litigation Schedule
Compliance Schedule
Permits Schedule
Environmental Schedule
Employees Schedule
Employee Benefits Schedule
Insurance Schedule
Taxes Schedule
Brokerage Schedule
Transaction Bonuses Schedule
Bank Account Schedule

Names and Locations Schedule
Affiliated Transactions Schedule
Warranty Schedule
Customers and Suppliers Schedule
Buyers Brokerage Schedule
Indemnification Schedule
Excluded Employees Schedule

                             INDEX OF DEFINED TERMS


Accounting Firm .........................................................................   10
ADSP ....................................................................................   46
Affiliate ...............................................................................    1
Affiliated Group ........................................................................    2
Agreement ...............................................................................    1
Applicable Rate .........................................................................    2
Bank ....................................................................................    2
Buyer ...................................................................................    1
Buyer Parties ...........................................................................   37
Cash Equivalents ........................................................................    2
CERCLA .................................................................................. 2,29
Closing .................................................................................    8
Closing Balance Sheet ...................................................................   10
Closing Cash Amount .....................................................................    9
Closing Date ............................................................................    8
Closing Indebtedness ....................................................................    9
Closing Net Working Capital .............................................................    9
Closing Net Worth .......................................................................    9
Closing Tax Liability ...................................................................    9
Code ....................................................................................    2
Companies ...............................................................................    1
Confidential Information ................................................................    2
control .................................................................................    1
controlled by ...........................................................................    1
controlling .............................................................................    1
Disputes ................................................................................   43
Disputing Person ........................................................................   43
Earnout Payment .........................................................................   11
Earnout Period ..........................................................................   11
EBITDA ..................................................................................    3
EBITDA Statement ........................................................................   12
EBITDA Threshold ........................................................................   12
Employment Agreements ...................................................................   15
Encumbrance .............................................................................    3
Encumbrances ............................................................................    8
Environmental and Safety Requirements ................................................... 3,29
ERISA ...................................................................................    4
Escrow Agent ............................................................................    3
Escrow Agreement ........................................................................  4,8
Escrow Amount ...........................................................................    4
Estimated Purchase Price ................................................................   10
Executive Purchase Agreement ............................................................   15
Executive Purchase Agreements ...........................................................   15
Executive Securities ....................................................................    4
Executives ..............................................................................    4
Final Determination .....................................................................   43
Final Purchase Price ....................................................................   11
First Earnout Payment ...................................................................   11
GAAP ....................................................................................    4


                                      -vi-

Governmental Approvals ..................................................................   14
Guaranty ................................................................................    4
Indebtedness ............................................................................    4
Indemnitee ..............................................................................   38
Indemnitor ..............................................................................   38
Institute ...............................................................................   43
Intellectual Property Rights ............................................................    4
Investment ..............................................................................    5
Knowledge ...............................................................................    5
Latest Balance Sheet ....................................................................   20
Leased Real Property ....................................................................   24
Leased Realty ...........................................................................   24
Lien ....................................................................................    5
Linc.net ................................................................................    5
Losses ..................................................................................   37
MADSP ...................................................................................   46
Material Adverse Effect .................................................................    5
Net Working Capital .....................................................................    5
Net Worth ...............................................................................    5
Notice of Arbitration ...................................................................   43
Notice of Disagreement ..................................................................   10
Partnership Interest ....................................................................    1
Permitted Liens .........................................................................    6
Person ..................................................................................    6
Plan ....................................................................................   30
Pre-Closing Taxes .......................................................................   45
Purchase Price ..........................................................................    9
Real Estate Lease .......................................................................   15
Realty Leases ...........................................................................   24
Registration Agreement ..................................................................   15
Related Party Profit ....................................................................    6
Restricted Territories ..................................................................   41
Restrictive Covenants ...................................................................   41
Rules ...................................................................................   43
Section 338(h)(10) Adjustment ...........................................................    6
Section 338(h)(10) Elections ............................................................   46
Securities Act ..........................................................................    7
Seller ..................................................................................    1
Seller Representative ...................................................................    7
Sellers .................................................................................    1
Shares ..................................................................................    1
Stockholders Agreement ..................................................................   15
Straddle Tax Returns ....................................................................   45
Subsidiary ..............................................................................    7
Tax .....................................................................................    7
Tax Returns .............................................................................    7
Third-Party Approvals ...................................................................   13
Transfer ................................................................................   12
Treasury Regulations ....................................................................    7
under common control with ...............................................................    1

                               PURCHASE AGREEMENT

                  THIS PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of December ___, 1999, by and among C&B Associates, Ltd., a Texas limited partnership ("C&BI"), C&B Associates II, Ltd., a Texas limited partnership ("C&BII"), (C&BI and C&BII are collectively referred to as the "COMPANIES"), Max E. Clark ("MEC"), Billie Y. Clark ("BYC"), Deborah Clark ("DC") and Emry Birdwell, Jr. ("EB"), all individual residents of the State of Texas, (each of MEC and DC a "SELLER" and collectively, " SELLERS"), and Linc.net Acquisition Corp., a Delaware corporation ("LINC.NET ACQUISITION I"), Linc.net Acquisition Corp. II, a Delaware corporation ("LINC.NET ACQUISITION II") (each a "BUYER" and collectively, "BUYERS") and Linc.net, Inc., a Delaware corporation.

                  WHEREAS, MEC and BYC own all of the outstanding partnership interests of C&BI (the "C&BI PARTNERSHIP INTERESTS"), and DC owns fifty percent (50%) of the outstanding partnership interests of C&BII (the "C&BII PARTNERSHIP INTERESTs");

                  WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Buyers desire to purchase from MEC and BYC all of the C&BI Partnership Interests and to purchase from DC all of the C&BII Partnership Interests, and MEC and BYC desire to sell to Buyers all of the C&BI Partnership Interests and DC desires to sell to Buyers the C&BII Partnership Interests; and

                  WHEREAS, BYC is entering into this Agreement for the purpose of consenting to the sale of the C&BI Partnership Interests by MEC and to sell her 1% limited partnership interest of C&BI and EB is entering into this Agreement for the purpose of consenting to the sale of the C&BII Partnership Interests by DC.

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and intending to be legally bound, the parties hereto hereby agree as follows:


                                    ARTICLE I

                              CERTAIN DEFINITIONS

         1.1. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

                  "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and such "control" will be presumed if any Person owns 10% or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person.

                  "AFFILIATED GROUP" means an affiliated group as defined in
Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Company is or has been a member.

                  "APPLICABLE RATE" means the prime rate of interest reported from time to time by the Wall Street Journal.

                  "BANK" means PNC Bank National Association or such other financial institution as shall be selected by Buyers.

                  "BUY/SELL AGREEMENT" means that certain Transfer Restriction Agreement and Contract and Option for the Purchase and Sale of the Partnership Interests in C&B Associates II, Ltd., dated as of January 1, 1997, by and among C&BI, MEC, BYC and DC.

                  "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 90 days from the date of acquisition thereof; (b) commercial paper maturing no more than 90 days from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-I from Moody's Investors Service, Inc; (c) certificates of deposit maturing within 90 days from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $100,000,000; (d) time deposits maturing no more than 30 days from the date of creation thereof and demand deposits with commercial banks having membership in the Federal Deposit Insurance Corporation and having combined capital and surplus of not less than $100,000,000; and (e) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protector Corporation investing only in obligations described in clauses (a) through (d) above, less any redemption, penalty or similar fees and Taxes in connection with redeeming interests in such mutual or similar funds; PROVIDED THAT Cash Equivalents will be deemed to include any cash (other than cash borrowed) used by the Companies to purchase or pay deposits on the capital equipment set forth on the attached CAPITAL EXPENDITURE SCHEDULE since December 3, 1999 and the two items marked with an asterisk on the attached CAPITAL EXPENDITURE SCHEDULE.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

                  "CONFIDENTIAL INFORMATION" means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as "confidential"), in any form or medium, that relates to the business, products, services or research or development of the Companies or their respective suppliers, distributors, customers, independent contractors or other business relations. Confidential Information includes, but is not limited to, the following: (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, the Companies' suppliers, distributors, customers, independent contractors or other business relations and their confidential information; (iii) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, recipes, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (v) other Intellectual Property Rights.

                  "EBITDA" means, for any period, the Companies' combined net income for such period, PLUS, to the extent (but only to the extent) deducted in determining such combined net income (A) federal and state income and franchise tax expense, (B) interest expense for indebtedness for borrowed money , (C) depreciation expense and (D) amortization expense, MINUS to the extent (but only to the extent) added in determining such consolidated net income (Y) interest income and (Z) extraordinary or nonrecurring items of income or gain. EBITDA shall be determined first, in accordance with GAAP and second, in a manner consistent with the accounting methods and practices used by the companies in preparing the financial statements identified on the FINANCIAL STATEMENTS SCHEDULE; PROVIDED THAT EBITDA shall also include 50% of any Related Party Profit on any work projects originated by the Companies during the period in which EBITDA is being calculated.

                  "ENCUMBRANCE" means any lien, charge, security interest, claim, pledge, Tax, option, warrant, right, contract, call, commitment, equity, demand, proxy, voting agreement, restriction on transfer (other than restrictions on transfer under the Securities Act and applicable state securities laws) or other encumbrance.

                  "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, radiation or radon), each as amended and as now or hereafter in effect.

                  "ESCROW AGENT" means Norwest Bank Minnesota, N.A.

                  "ESCROW AGREEMENT" means the escrow agreement in the form of EXHIBIT A attached hereto.

                  "ESCROW AMOUNT" means $1,500,000.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXECUTIVES" means MEC and DC.

                  "EXECUTIVE SECURITIES" means the shares of Linc.net's Series A Redeemable Preferred Stock and Common Stock issued to Sellers pursuant to the respective Executive Purchase Agreements between Sellers and Linc.net.

                  "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

                  "GUARANTY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), or guaranties of the payment of dividends or other distributions upon the shares of any other Person.

                  "INDEBTEDNESS" means, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) all obligations in respect of letters of credit and bankers' acceptances issued for the account of such Person, (iv) all obligations arising from cash/book overdrafts, (v) all obligations arising from deferred compensation arrangements, (vi) all obligations of such Person secured by a Lien, (vii) all Guaranties of such Person in connection with any of the foregoing, (viii) all capital lease obligations, (ix) all accrued interest, prepayment premiums or penalties related to any of the foregoing;
(x) all deferred rent, (xi) all indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables, subcontractor payables and accrued expenses incurred in the ordinary course of business which are not past due and billings in excess of cost on uncompleted contracts), (xii) the sum of the face value of all payments to be made following the Closing by the Companies (as lessee) under the Operating Leases (without giving effect to payment of the residual value or purchase option in connection therewith), and (xii) all other liabilities classified as non-current liabilities in accordance with GAAP as of the Closing Date; PROVIDED THAT Indebtedness will be deemed not to include any debt incurred by the Companies to purchase or pay deposits on the capital equipment set forth on the attached CAPITAL EXPENDITURE SCHEDULE since December 3, 1999.

                  "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) Internet domain names, trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith,
(iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, recipes, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

                  "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including limited liability company interests, partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

                  "KNOWLEDGE" of the Companies or the Sellers means the actual knowledge of MEC and DC after reasonable investigation.

                  "LIEN" means any mortgage, pledge, hypothecation, lien (statutory or otherwise), preference, priority, security interest, security agreement, easement, covenant, restriction or other encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

                  "LINC.NET" means Linc.net, Inc., a Delaware corporation.

                  "MATERIAL ADVERSE EFFECT" means a material and adverse effect or development upon the business, operations, assets, liabilities, financial condition, value, business prospects, operating results, cash flow, net worth or employee, customer or supplier relations of the Companies.

                  "NET WORKING CAPITAL" means as of any date of determination, the excess of the Companies' total current assets (other than cash, Cash Equivalents and marketable securities) as of such date over the Companies' total current liabilities (excluding Indebtedness) as of such date determined in accordance with GAAP. In determining total current assets and total current liabilities hereunder, (i) all accounting entries shall be taken into account regardless of their amount and all errors and omissions corrected, (ii) all proper adjustments shall be made, and (iii) appropriate reserves for all liabilities and obligations for which reserves are appropriate in accordance with GAAP shall be included.

                  "NET WORTH" means, as of any date of determination, the excess of the Companies' total assets (other than cash, Cash Equivalents and marketable securities) as of such date over the Companies' total liabilities (excluding Indebtedness) as of such date, determined in accordance with GAAP. In determining total assets and total liabilities hereunder, (i) all accounting entries shall be taken into account regardless of their amount and all errors and omissions shall be corrected, (ii) all proper adjustments shall be made, and (iii) appropriate reserves for all liabilities and obligations for which reserves are appropriate in accordance with GAAP shall be included.

                  "OPERATING LEASES" means those certain lease agreements, dated as of various dates, between C&BII and 1st Source Bank, as detailed on the OPERATING LEASE SCHEDULE.

                  "PERMITTED LIENS" means (i) Liens that are set forth on the PERMITTED LIENS SCHEDULE attached hereto, (ii) Liens for Taxes not delinquent or the validity of which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Companies' financial statements in accordance with GAAP, (iii) statutory landlord's, mechanic's, carrier's, workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business and (iv) Liens arising from zoning ordinances.

                  "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including any instrumentality, division, agency or department thereof).

                  "RELATED PARTY PROFIT" means, for any period, the gross profit of any direct or indirect Subsidiary of Linc.net (other than the Companies) related to any work project originated by the Companies and performed by such Subsidiary LESS an amount equal to a portion of such Subsidiary's general and administrative expenses (determined by dividing the revenue recognized by such Subsidiary on such work projects originated by the Companies for the last twelve-month period by the total revenue of such Subsidiary for the last twelve-month period and multiplying such quotient by such Subsidiary's total general and administrative expense for the last twelve-month period); PROVIDED THAT the gross profit and general and administrative expense of any such Subsidiary of Linc.net shall not include any interest income or expense, depreciation or amortization. Related Party Profit shall be determined first, in accordance with GAAP and second, in a manner consistent with the accounting methods and practices used by the direct or indirect Subsidiary of Linc.net in preparing its audited financial statements.

                  "RIGHT OF FIRST REFUSAL AGREEMENT" means that certain Right of First Refusal, dated as of June 22, 1997, granted by C&BI to DC and Clark Ventures, LLC.

                  "SECTION 338(h)(10) ADJUSTMENT" means an amount equal to the sum of (a) the difference between all Taxes payable by MEC and BYC, as a result of the sale of the C&BI Partnership Interests and the amount of such Taxes that would have been payable by MEC and BYC if no election under
Section 338(h)(10) of the Code had been made, and (b) a gross up amount equal to all Taxes payable by MEC and BYC as a result of the receipt of the amounts calculated in paragraphs (a) and (b). In calculating the Section 338(h)(10) Adjustment, it shall be assumed that any item of ordinary income reportable by MEC and BYC as a result of the sale of the C&BI Partnership Interests will be taxable at the highest marginal federal income tax rate.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "SELLER REPRESENTATIVE" means DC.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, either (A) a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (B) such Person is a general partner, managing member or managing director of such partnership, limited liability company, association or other entity.

                  "TAX" means any (i) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (ii) liability of the Companies for the payment of any amounts of the type described in clause (i) above arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (iii) liability of the Companies for the payment of any amounts of the type described in clause (i) above as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

                  "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                  "TREASURY REGULATIONS" means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

                                   ARTICLE II

                 PURCHASE AND SALE OF THE PARTNERSHIP INTERESTS

         2.1 BASIC TRANSACTION. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Linc.net Acquisition I shall purchase from MEC and BYC the limited partnership interests of C&BI, and MEC and BYC shall sell, convey, assign, transfer and deliver to Linc.net Acquisition I all of the limited partnership interests of C&BI, free and clear of all Encumbrances, and Linc.net Acquisition I shall purchase from DC, and DC shall sell, convey, assign, transfer and deliver to Linc.net Acquisition I all of the limited partnership interests of C&BII owned by her, free and clear of all Encumbrances, and Linc.net Acquisition II shall purchase from MEC, and MEC shall sell, convey, assign, transfer and deliver to Linc.net Acquisition II, all of the general partnership interests of C&BI, free and clear of all Encumbrances and Linc.net Acquisition II shall purchase from DC and DC shall sell, convey, assign, transfer and deliver to Linc.net Acquisition II all of the general partnership interests of C&BII owned by her, free and clear of all Encumbrances.

         2.2 CLOSING TRANSACTIONS.

         (a) CLOSING. The closing of the transactions contemplated by this Agreement (the " CLOSING") shall take place at the offices of Kirkland & Ellis in Chicago, Illinois, at 9:00 a.m. local time on December ___, 1999, or at such other time or place as is mutually agreeable to the parties, or, if any of the conditions to Closing set forth in Article III have not been satisfied at or waived by the party entitled to the benefit thereof on or prior to such date, on the second business day following satisfaction or waiver of such conditions (the " CLOSING DATE").

         (b) DELIVERIES. At the Closing:

             (i) Buyers, in the aggregate, shall pay to each of Sellers an amount equal to (A) the percentage set forth opposite such Seller's name on the SCHEDULE OF SELLERS attached hereto, MULTIPLIED BY (B) an amount equal to the Estimated Purchase Price LESS the Escrow Amount, by wire transfer of immediately available funds to the respective accounts designated by Sellers;

              (ii) Buyers shall deliver the Escrow Amount to the Escrow Agent for deposit into an escrow account established pursuant to the terms of the Escrow Agreement. The Escrow Amount shall be available on a non-exclusive basis to satisfy amounts owing to the Buyers Parties pursuant to Section 8.2 below;

                  (iii) MEC and BYC shall deliver to Linc.net Acquisition I assignments of the C&BI Partnership Interests which are limited partnership interests, and will deliver to Linc.net Acquisition Corp. II assignments of the C&BI Partnership Interests which are general partnership interests;

                  (iv) DC shall deliver to Linc.net Acquisition I assignments of C&BII Partnership Interests which are limited partnership interests, and will deliver to Linc.net Acquisition Corp. II assignments of the C&BII Partnership Interests which are general partnership interests;

                  (v) the Companies, Sellers and Buyers, as applicable, shall deliver the opinions, certificates and other documents and instruments required to be delivered by or on behalf of such party under Article III below;

                  (vi) Sellers shall deliver to Buyers all corporate books and records and other property of the Companies in their possession; and

                  (vii) Buyers or their Affiliates shall cause all of the Indebtedness set forth on the INDEBTEDNESS SCHEDULE to be paid in connection with the Closing.

             (c) EXCLUDED ASSETS. At any time prior to Closing, the Companies may declare a dividend consisting of, sell or otherwise dispose of, or distribute to the Sellers all of the assets set forth on the EXCLUDED ASSETS SCHEDULE. Buyers agree to cooperate with Sellers after Closing as may be reasonably necessary to assist Sellers in completing the distribution of any Excluded Assets.

         2.3 PURCHASE PRICE.

             (a) The aggregate purchase price to be paid for the C&BI Partnership Interest and C&BII Partnership Interests (the " PURCHASE PRICE") shall be an amount equal to $34,000,000, MINUS (i) an amount equal to the aggregate amount of all Indebtedness of the Companies existing as of the Closing (the " CLOSING INDEBTEDNESS"), MINUS (ii) an amount equal to the aggregate amount of all Taxes of or payable by the Companies with respect to any taxable year or taxable period or portion thereof ended on or prior to the Closing Date (the " CLOSING TAX LIABILITY"), MINUS (iii) an amount equal to the amount (if any) by which the Net Worth of the Companies as of the Closing Date as shown on the Closing Balance Sheet (as defined in Section 2.3(c) below and as prepared in accordance with the provisions thereof) (the "CLOSING NET WORTH") is less than $8,300,000 (without duplication of any reduction under clause (v) below), PLUS (iv) an amount equal to the aggregate value of cash, Cash Equivalents and marketable securities of the Companies as of the Closing Date as shown on the Closing Balance Sheet (as defined in Section 2.3(c) below and as prepared in accordance with the provisions thereof) (the "CLOSING CASH AMOUNT"), MINUS (v) an amount equal to the amount (if any) by which the Net Working Capital of the Company as of the Closing Date as shown on the Closing Balance Sheet (as defined in Section 2.3(c) below and as prepared in accordance with the provisions thereof) (the "CLOSING NET WORKING CAPITAL") is less than

$4,650,000, PLUS (vi) the Section 338(h)(10) Adjustment (if any). In addition, Sellers will be entitled to the Earnout Payment (if any) set forth in Section 2.4.

             (b) At the Closing, Buyers, in the aggregate, shall pay to Sellers in the manner described in clause (i) of Section 2.2(b) above an amount equal to the Purchase Price, as estimated in good faith by Buyers and Sellers (including an estimate of the components of the Purchase Price), not less than two days prior to the Closing (the "ESTIMATED PURCHASE PRICE").

             (c) Within 60 days following the Closing Date, Buyers shall deliver to the Seller Representative a consolidated balance sheet of the Companies (in its final and binding form, the " CLOSING BALANCE SHEET"), setting forth the Closing Indebtedness, the Closing Tax Liability, the Closing Net Worth, the Closing Cash Amount, the Closing Net Working Capital and the Section 338(h)(10) Adjustment and the resulting Purchase Price calculated with reference to such amounts. The Closing Balance Sheet shall include all known adjustments required in a year-end closing of the books and shall be prepared in accordance with GAAP. Sellers shall cooperate as reasonably requested in connection with the preparation of the Closing Balance Sheet. During the 20-day period immediately following the Seller Representative's receipt of the Closing Balance Sheet, Sellers shall be permitted to review the Companies' books and records and the Companies' working papers related to the preparation of the Closing Balance Sheet and determination of the Purchase Price. The Closing Balance Sheet shall become final and binding upon the parties 20 days following the Seller Representative's receipt thereof, unless Sellers shall give written notice of their disagreement (a "NOTICE OF DISAGREEMENT") to Buyers prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature and dollar amount of any disagreement so asserted and shall be delivered only if (and to the extent that) Sellers reasonably and in good faith determine that the Closing Balance Sheet and the resulting Purchase Price calculated with reference thereto delivered by Buyers has not been determined in accordance with the guidelines and procedures set forth in this Agreement. If a timely Notice of Disagreement is received by Buyers, then the Closing Balance Sheet (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earliest of (x) the date the parties resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (y) the date all matters in dispute are finally resolved in writing by the Accounting Firm (defined below). During the 20 days following delivery of a Notice of Disagreement, the Parties shall seek in good faith to resolve in writing any differences which they have with respect to the matters specified in the Notice of Disagreement. Following delivery of a Notice of Disagreement, Buyers and their agents and representatives shall be permitted to review Sellers' and their representatives' working papers relating to the Notice of Disagreement. At the end of the 20-day period referred to above, the parties shall submit to a mutually satisfactory independent "big-five" accounting firm other than Ernst & Young LLP and the Companies' accountants prior to the Closing for review and resolution of all matters (but only such matters) that remain in dispute and that were properly included in the Notice of Disagreement. If the parties are unable to mutually agree upon an accounting firm, Buyers and the Seller Representative shall select by lot a "big-five" accounting firm other than Ernst & Young LLP and the Companies' accountants prior to the Closing. The parties shall instruct the accounting firm ultimately agreed upon or selected by lot under this Section 2.3(c)
(the "ACCOUNTING FIRM") to make a final determination of the Closing

Indebtedness, the Closing Tax Liability, the Closing Net Worth, the Closing Cash Amount, the Closing Net Working Capital and the Section 338(h)(10) Adjustment and the resulting Purchase Price calculated with reference to such amounts to the extent such amounts are in dispute, in accordance with the guidelines and procedures set forth in this Agreement. The Parties will cooperate with the Accounting Firm during the term of its engagement. The Parties shall instruct the Accounting Firm to not assign a value to any item in dispute greater than the greatest value for such item assigned by Buyers, on the one hand, or Sellers, on the other hand, or less than the smallest value for such item assigned by Buyers, on the one hand, or Sellers, on the other hand. The Parties shall also instruct the Accounting Firm to make its determination based solely on presentations by Buyers and Sellers which are in accordance with the guidelines and procedures set forth in this Agreement (i.e. not on the basis of an independent review). The Closing Balance Sheet and the determination of the Closing Indebtedness, the Closing Tax Liability, the Closing Net Worth, the Closing Cash Amount, the Closing Net Working Capital and the Section 338(h)(10) Adjustment and the resulting Purchase Price calculated with reference thereto shall become final and binding on the Parties on the date the Accounting Firm delivers its final resolution in writing to the parties (which final resolution shall be requested by the Parties to be delivered not more than 45 days following submission of such disputed matters). The fees and expenses of the Accounting Firm shall be shared equally by Buyers, on the one hand, and Sellers, on the other hand.

             (d) Promptly after the Closing Balance Sheet and the determination of the Closing Indebtedness, the Closing Tax Liability, the Closing Net Worth, the Closing Cash Amount, the Closing Net Working Capital and the Section 338(h)(10) Adjustment and the resulting Purchase Price calculated with reference to such amounts become final and binding on the parties under Section 2.3(c) above, the Estimated Purchase Price shall be recalculated by giving effect to the final and binding Closing Indebtedness, Closing Tax Liability, Closing Net Worth, Closing Cash Amount, Closing Net Working Capital and the Section 338(h)(10) Adjustment (as recalculated, the "FINAL PURCHASE PRICE"). If the Estimated Purchase Price is greater than the Final Purchase Price, Sellers shall, and if the Final Purchase Price is greater than the Estimated Purchase Price, Buyers shall, within three business days after the Closing Balance Sheet becomes final and binding on the parties, make payment by wire transfer to Buyers or Sellers, as the case may be, in immediately available funds of the amount of such difference, together with interest thereon at a rate per annum equal to the Applicable Rate, calculated on the basis of the actual number of days elapsed over 360, from the Closing Date to the date of payment.

             2.4 DETERMINATION AND PAYMENT OF EARNOUT PAYMENT.

             (a) AMOUNT OF EARNOUT PAYMENT. Buyers, in the aggregate, shall pay an additional amount to the Sellers based on the Companies' performance during the twelve-month period ending December 31, 2000 (the "EARNOUT PERIOD"). The amount (if any) paid with respect to the Earnout Period (the "EARNOUT PAYMENT") shall be determined in accordance with this Section 2.4.

             (b) PAYMENT OF EARNOUT PAYMENT. An Earnout Payment payable hereunder shall be made by wire transfer of immediately payable funds to the Sellers by Buyers. The Earnout Payment for shall be paid within five days following the determination of EBITDA for the Earnout Period pursuant to Sections 2.4(c) and 2.4(d) below. Notwithstanding the foregoing, any amounts payable by Buyers pursuant to this
Section 2.4 may be reduced by any amounts owing to any of the Buyer Parties pursuant to Section 8.2 below.

             (c) DETERMINATION OF EARNOUT PAYMENT. If the Companies' EBITDA is greater than $8,800,000 (the "EBITDA THRESHOLD") during the Earnout Period, then the Earnout Payment shall be equal to 35% of the amount of EBITDA in excess of the EBITDA Threshold.

             (d) DETERMINATION OF EBITDA. Within 60 days after the last day of the Earnout Period, the Buyers will prepare and deliver to the Seller Representative a statement (the "EBITDA STATEMENT") that sets forth EBITDA for the Earnout Period. The Seller Representative shall cooperate as reasonably requested by Buyers in connection with the preparation of the foregoing. The Seller Representative may dispute the calculation of EBITDA set forth on an EBITDA Statement by delivering a Notice of Disagreement to Buyers within 30 days following delivery of the EBITDA Statement. Any Notice of Disagreement delivered pursuant to this Section 2.4(d) shall specify in reasonable detail the nature and dollar amount of any disagreement so asserted and shall be delivered only if (and to the extent that) the Seller Representative reasonably and in good faith determines that the EBITDA set forth on the EBITDA Statement has not been determined in accordance with the guidelines and procedures set forth in this Agreement. During the 30 days following delivery of a Notice of Disagreement, the parties shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. At the end of the 30 day period referred to above, the parties shall submit to the Accounting Firm for review and resolution of all matters (but only such matters) which were properly included in the Notice of Disagreement, and the Accounting Firm shall make a final determination of EBITDA in accordance with the guidelines and procedures set forth in this Agreement. If the parties are unable to mutually agree on an Accounting Firm, the Seller Representative and Buyers shall select a "big-five" Accounting Firm by lot (after excluding Ernst & Young, LLP and the Companies' accountants prior to the Closing). The parties will cooperate with the Accounting Firm during the term of its engagement. In resolving any matters in dispute, the Accounting Firm may not assign a value to any item in dispute greater than the greatest value for such item assigned by Buyers, on the one hand, or the Seller Representative, on the other hand, or less than the smallest value for such item assigned by Buyers, on the one hand, or the Seller Representative, on the other hand. The Accounting Firm's determination will be based solely on presentations by Buyers and the Seller Representative or their respective representatives which are in accordance with the guidelines and procedures set forth in this Agreement (I.E., not on the basis of an independent review). The determination of EBITDA shall become final and binding on the parties on the date the Accounting Firm delivers its final resolution in writing to the parties (which final resolution shall be delivered not more than 30 days following submission of such disputed matters). The fees and expenses of the Accounting Firm shall be shared equally by the Sellers, on the one hand, and the Companies, on the other hand.

             (e) EARNOUT PAYMENTS ARE NOT SECURITIES. The rights of a Seller to receive a portion of any Earnout Payment (i) will not be represented by any form of certificate or instrument; (ii) do not give the Sellers any dividend rights, voting rights, liquidation rights, preemptive rights or other rights common to holders of the Companies' capital stock or C&BII Partnership Interests, as the case may be; (iii) are not redeemable; and (iv) may not be sold, assigned, pledged, gifted, conveyed, transferred or otherwise disposed of (a "TRANSFER"), except by will or pursuant to the laws of descent and distribution (and any Transfer in violation of this Section 2.4(e) shall be null and void). The right to receive a portion of the Earnout Payment is solely a contractual right, and is not a security for purposes of any federal or state securities laws.

             (f) RESTRICTIONS ON PAYMENT. Notwithstanding anything to the contrary in this Agreement, the Buyers shall not be obligated to pay all or any portion of the Earnout Payment (if any) on the date such payment is due if and to the extent the payment of such amount (i) is not permitted at such time under the provisions of any of Buyers' financing agreements or (ii) would result in a default under any of Buyers' financing agreements or a default exists thereunder at the time of such contemplated payment. Buyers shall pay any amounts they are obligated to pay under this Section 2.4 (including interest at the Applicable Rate from the date such payment was due under this Section 2.4) as soon as the restrictions set forth in clauses (i) and (ii) above no longer exist. Any failure by Buyers to pay all or any portion of the Earnout Payment by virtue of clauses (i) or (ii) above shall not constitute a default under or a breach of this Agreement for any reason.

                                   ARTICLE III

                             CONDITIONS TO CLOSING

         3.1 CONDITIONS TO BUYERS' OBLIGATIONS. The obligation of Buyers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or prior to the Closing Date:

             (a) The representations and warranties in Article V hereof that are subject to materiality qualifications shall be true and correct in all respects at and as of the Closing and the representations and warranties contained in Article V hereof that are not subject to materiality qualifications shall be true and correct in all material respects at and as of the Closing, in each case as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by Sellers or the Companies to Buyers pursuant to Section 4.7 below), and each of Sellers and the Companies shall have performed in all material respects all of the covenants and agreements required to be performed by Sellers and the Companies hereunder prior to the Closing;

             (b) Sellers and the Companies shall have received or obtained all third-party consents and approvals that are necessary (i) for the consummation of the transactions contemplated hereby or (ii) to prevent a breach of or default under, or a termination, modification or acceleration of, any instrument, contract, lease, license or other agreement identified with an asterisk on the attached

RESTRICTIONS SCHEDULE (collectively, the "THIRD-PARTY APPROVALS"), in each case on terms reasonably satisfactory to Buyers;

             (c) Buyers and the Companies shall have received or obtained all governmental and regulatory consents, approvals, licenses and authorizations that are necessary (i) for the consummation of the transactions contemplated hereby or (ii) for Buyers to own the C&BI Partnership Interests and the C&BII Partnership Interests and to operate the businesses of and control the Companies following the Closing (including any required approvals from the State of Texas), in each case on terms and conditions reasonably satisfactory to Buyers (collectively, the "GOVERNMENTAL APPROVALS");

             (d) No suit, action or other proceeding shall be pending or threatened before any court or governmental or regulatory official, body or authority or any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby or declare unlawful any of the transactions contemplated hereby, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Buyers to own the C&BI Partnership Interests and the C&BII Partnership Interests or operate the businesses of or control the Companies or (iv) affect adversely the right of the Companies to own their respective assets or control their respective businesses, and no such injunction, judgment, order, decree or ruling shall have been entered or be in effect;

             (e) Since June 30, 1999, there shall have been no material adverse change or development in the business, financial condition, value, operating results, assets, operations, business prospects, cash flow, net worth or customer, supplier or employee relations of the Companies taken as a whole (as determined by Buyers in their sole discretion);

             (f) Buyers shall have completed and shall be satisfied in their sole discretion with the results of its and its attorneys', accountants' and other representatives' business, legal, accounting and financial due diligence investigation and evaluation of the Companies (which investigation and evaluation shall include a review of the Companies' relationships with key customers and suppliers, ongoing relationships with key employees (including the Executives) and Intellectual Property Rights, as well as the Companies' acquisition opportunities and any other matters as deemed appropriate by Buyers);

             (g) Buyers shall have obtained all of the financing they need in order to consummate the transactions contemplated hereby and fund the working capital requirements of the Companies following the Closing (in each case on terms and conditions satisfactory to Buyers in their sole discretion);

             (h) Sellers shall have delivered to the Companies (i) all property owned by the Companies that is currently used by any persons who are not full-time employees of the Companies, and (ii) all credit cards issued in the name of the Companies and used by any persons who are not full-time employees of the Companies;

             (i) The Companies shall have obtained and delivered to Buyers a fully-executed estoppel certificate and landlord lien waiver agreement from the lessor of the Leased Real Property demised by the Real Estate Lease in form and substance reasonably satisfactory to Buyers and Buyers' lender, and such estoppel certificate and landlord lien waiver agreement shall be in full force and effect at Closing;

             (j) The respective employment agreements between C&BII and each of MEC and DC shall have been entered into, containing a two-year noncompetition and nonsolicitation covenant, each in form substantially the same as that attached hereto as EXHIBIT B (the "EMPLOYMENT AGREEMENTS"), and all of such agreements shall be in full force and effect at the Closing;

             (k) Each of MEC and DC shall have entered into an executive stock purchase agreement with Linc.net providing for the purchase of at least $3,400,000 of capital stock of Linc.net, each in form substantially the same as that attached hereto as EXHIBIT C (the "EXECUTIVE PURCHASE AGREEMENTS"), and all of such agreements shall be in full force and effect at the Closing;

             (l) Each of MEC and DC shall have entered into an Amended and Restated Stockholders Agreement among Linc.net and the stockholders of Linc.net in form substantially the same as that attached hereto as EXHIBIT D (the "STOCKHOLDERS AGREEMENT"), and such agreement shall be in full force and effect at the Closing;

             (m) Each of MEC and DC shall have entered into an Amended and Restated Registration Agreement among Linc.net and the stockholders of Linc.net in form substantially the same as that attached hereto as EXHIBIT E (the "REGISTRATION AGREEMENT"), and such agreement shall be in full force and effect at the Closing;

             (n) MEC shall have entered into a lease agreement in form substantially the same as that attached hereto as EXHIBIT F (the "REAL ESTATE LEASE"), and the Real Estate Lease shall be in full force and effect at the Closing;

             (o) Each of Sellers and the Escrow Agent shall have executed and delivered the Escrow Agreement, and the Escrow Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified;

             (p) Buyers shall have received from Decker, Jones, McMackin, McClane, Hall & Bates P.C., counsel for Sellers and the Company, an opinion with respect to the matters set forth in EXHIBIT G attached hereto, which shall be addressed to Buyers and Buyers' lenders, dated as of the Closing Date, and in form and substance reasonably satisfactory to Buyers and Buyers' lenders;

             (q) Buyers shall have received evidence (in form and substance satisfactory to Buyers) that the Companies' and Sellers' legal counsel, investment bankers and other agents and representatives have been paid in full and that the Companies do not have any liability to any of the

Companies' or Sellers' legal counsel, investment bankers, agents or representatives or that such liabilities will be paid prior to Closing out of the Companies' available cash;

             (r) The Companies shall have obtained releases of all Liens (other than any Permitted Liens) relating to the assets and properties of the Companies and the Companies shall have obtained and delivered to Buyers and Buyers' lenders payoff letters with respect to all Indebtedness for borrowed money outstanding as of the Closing (in each case on terms and conditions satisfactory to Buyers);

             (s) The Buy/Sell Agreement and the Right of First Refusal Agreement shall have been terminated and be of no further force or effect;

             (t) Sellers and the Companies shall have delivered to Buyers copies of the Companies' most recently prepared interim monthly and year-to-date financial statements; and

             (u) At the Closing, Sellers shall have delivered to Buyers (i) a certificate signed by the Companies, dated the date of the Closing, stating that the conditions specified in subsections (a) through (t) above (other than subsections (f), (g) and (p) above) have been satisfied as of the Closing; (ii) a certificate from Sellers and the Companies indicating their good faith and best estimates of (A) the Closing Indebtedness, (B) the Closing Tax Liability, (C) the Closing Net Worth, (D) the Closing Cash Amount, (E) the Closing Net Working Capital and (F) the Section 338(h)(10) Adjustment; (iii) copies of all Third-Party Approvals and Governmental Approvals; (iv) certified copies of the resolutions of C&BI's and C&BII's general partners authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby; (v) good standing certificates for each of the Companies from their respective jurisdictions of incorporation and each jurisdiction in which the Companies are qualified to do business as a foreign corporation, in each case dated as of a recent date prior to the Closing Date; and (vi) such other documents or instruments as are required to be delivered by Sellers or the Companies at the Closing pursuant to the terms hereof or that Buyers reasonably request prior to the Closing Date to effect the transactions contemplated hereby.

             All proceedings to be taken by Sellers and the Companies in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Buyers shall be reasonably satisfactory in form and substance to Buyers and their special counsel. Any condition specified in this Section 3.1 may be waived by Buyers if such waiver is set forth in a writing duly executed by Buyers.

         3.2 CONDITIONS TO SELLERS' OBLIGATIONS. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or prior to the Closing:

                  (a) The representations and warranties made in Article VI hereof shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by Buyers to Sellers pursuant to Section 4.7 below), and Buyers shall have performed in all material respects all the covenants and agreements required to be performed by Buyers hereunder prior to the Closing;

                  (b) No suit, action or other proceeding shall be pending before any court or governmental or regulatory official, body or authority wherein an unfavorable injunction, judgment, order, decree or ruling would
(i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such injunction, judgment, order, decree or ruling shall be in effect;

                  (c) Each of Buyers and the Escrow Agent shall have executed and delivered the Escrow Agreement, and the Escrow Agreement shall be in full force and effect as of the Closing;

                  (d) Linc.net shall have executed and delivered the Stockholders Agreement, and the Stockholders Agreement shall be in full force and effect as of the Closing;

                  (e) Linc.net shall have executed and delivered the Registration Agreement, and the Registration Agreement shall be in full force and effect as of the Closing;

                  (f) Linc.net shall have executed and delivered each of the Executive Purchase Agreements, and each of the Executive Purchase Agreements shall be in full force and effect as of the Closing;

                  (g) At the Closing, Buyers shall have delivered to the Seller Representative (i) a certificate signed by Buyers, dated the date of the Closing, stating that the conditions specified in subsection (a) through
(f) above have been satisfied, (ii) certified copies of the resolutions of Buyers' board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby and
(iii) such other documents or instruments as are required to be delivered by Buyers at the Closing pursuant to the terms hereof or that Sellers reasonably request prior to the Closing Date to effect the transactions contemplated hereby; and

                  (h) Sellers shall have received from Kirkland & Ellis, counsel for Buyers, an opinion with respect to the matters set forth in EXHIBIT H attached hereto, which shall be addressed to the Sellers, dated as of the Closing Date and in a form reasonably satisfactory to Sellers.

                  All proceedings to be taken by Buyers in connection with the consummation of the transactions contemplated hereby and all documents required to be delivered by Buyers to effect the transactions contemplated hereby reasonably requested by Sellers or the Seller Representative shall be reasonably satisfactory in form and substance to Sellers and their counsel. Any condition specified in this Section 3.2 may be waived if such waiver is set forth in a writing duly executed by Sellers.

                                   ARTICLE IV

                            [Intentionally Omitted]


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES CONCERNING
                           THE COMPANIES AND SELLERS

         As a material inducement to Buyers to enter into this Agreement and consummate the transactions contemplated hereby, each of Sellers and the Companies hereby jointly and severally represent and warrant to Buyers that:

         5.1 CAPACITY, ORGANIZATION, CORPORATE POWER AND LICENSES. Each Seller has full power, authority and legal capacity to enter into this Agreement and the other documents contemplated hereby to which such Seller is a party and to perform his obligations hereunder and thereunder. C&BI is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to do business as a corporation (but not a limited partnership) in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. C&BII is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Each of the Companies possesses all requisite power and authority and all licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of each of the Companies' organizational and governance documents which have been furnished to Buyers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The minute books (containing the records of meetings of the partners) and the ownership record books, if any, of the Companies are correct and complete in all material respects. The Companies are not in default under or in violation of any provision of their organizational and governance documents. The attached OFFICERS AND DIRECTORS SCHEDULE sets forth a list all of the officers and directors of each of the Companies, as applicable.

         5.2 CAPITAL AND RELATED MATTERS; TITLE TO PARTNERSHIP INTERESTS. At the Closing, MEC and BYC shall assign Buyers good and marketable title to the C&BI Partnership Interests, free and clear of all Encumbrances and DC shall assign to Buyers good and marketable title to the C&BII Partnership Interests, free and clear of all Encumbrances. Neither C&BI nor C&BII has outstanding any securities convertible or exchangeable for any of its partnership interests or containing any profit participation features, nor any rights or options to subscribe for or to purchase its partnership interests or any securities convertible into or exchangeable for its partnership interests or any partnership interest appreciation plan or any phantom partnership interest plan. Neither of the Companies is subject to any option or obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any partnership interests or any warrants, options or other rights to acquire its partnership interests. Neither of the Companies has violated any federal or state securities laws in connection with the offer, sale or issuance of its partnership interests. All of the Companies' outstanding partnership interests, have been validly issued and are fully paid and nonassessable. Except as set forth on the attached CAPITAL STOCK AND RELATED MATTERS SCHEDULE, there are no agreements between the Companies' partners with respect to the voting or transfer of the Companies' partnership interests or with respect to any other aspect of the Companies' affairs. MEC is the sole general partner of C&BI, and C&BI and DC are the sole general partners of C&BII. Each of the Sellers has good and marketable title to the C&BI Partnership Interests or C&BII Partnership Interests set forth next to such Seller's name on the SCHEDULE OF SELLERS attached hereto.

         5.3 AUTHORIZATION; NONCONTRAVENTION. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which the Companies are a party have been duly authorized by the Companies, and no other act or other proceeding on the part of the Companies or their partners is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by each of the Companies and Sellers and constitutes a valid and binding obligation of each of the Companies and Sellers, enforceable in accordance with its terms, and each of the other agreements and instruments contemplated hereby to which the Companies or any Seller is a party, when executed and delivered by the Companies or such Seller(s), as applicable, in accordance with the terms hereof and thereof, shall each constitute a valid and binding obligation of such Person, enforceable in accordance with its respective terms. Except as set forth on the attached RESTRICTIONS SCHEDULE, the execution and delivery by the Companies and Sellers of this Agreement and all of the other agreements and instruments contemplated hereby to which the Companies or any Seller(s) is a party and the fulfillment of and compliance with the respective terms hereof and thereof by the Companies and Sellers do not and shall not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under (whether with or without the passage of time, the giving of notice or both), (c) result in the creation of any Lien upon the Companies' partnership interests or assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action of or by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, the Companies' organizational documents, or any law, statute, rule or regulation to which the Companies or any Seller is subject, or any agreement, instrument, license, permit, order, judgment or decree to which the Companies or any Seller is subject. Neither of the Companies nor any Seller is a party to or bound by any written or oral agreement or understanding with respect to a Company Transaction other than this Agreement, and each such Person has terminated all discussions with third parties (other than with Buyers and its Affiliates) regarding Company Transactions.

         5.4 SUBSIDIARIES. Neither of the Companies has or in the past five years has had any Subsidiaries.

         5.5 FINANCIAL STATEMENTS. Attached hereto as the FINANCIAL STATEMENTS SCHEDULE are the following financial statements:

                  (a) the audited combined balance sheet of each of the Companies as of December 31, 1998, December 31, 1997 and December 31, 1996, and the related statements of income and cash flows (or the equivalent) for the fiscal years then ended; and

                  (b) the unaudited combined balance sheet of the Companies as of September 30, 1999 (the "LATEST BALANCE SHEET"), and the related statements of income and cash flows (or the equivalent) for the nine-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete, is consistent with the books and records of the Companies (which, in turn, are accurate and complete), fairly presents the financial condition and operating results of the Companies and has been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except for GAAP omissions as are noted on the FINANCIAL STATEMENTS SCHEDULE), subject in the case of the unaudited financial statements to the absence of footnote disclosures and normal year end adjustments (none of which footnote disclosures or adjustments would, alone or in the aggregate, be materially adverse to the business, operations, assets, liabilities, financial condition, operating results, value, cash flow or net worth of the Companies taken as a whole).

         5.6 ACCOUNTS RECEIVABLE. Except as set forth on the attached ACCOUNTS RECEIVABLE SCHEDULE, all accounts and notes receivable reflected on the Latest Balance Sheet and all accounts and notes receivable to be reflected on the Closing Balance Sheet (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP) are or shall be valid receivables arising in the ordinary course of business and are or shall be current and collectible at the aggregate recorded amount therefor as shown on the Latest Balance Sheet and on the Closing Balance Sheet, as the case may be (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP). Except as set forth on the attached ACCOUNTS RECEIVABLE SCHEDULE, no Person has any Lien on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables.

         5.7 INVENTORY . All of the Companies' inventory consists of a quantity and quality usable and salable in the ordinary course of business consistent with past practice, is not obsolete, defective, damaged or slow-moving, is merchantable and fit for its intended use, and is being actively marketed in normal commercial channels and in normal commercial quantities, subject only to the reserves for inventory write-down set forth on the face of the Latest Balance Sheet and the Closing Balance Sheet (rather than the notes thereto) and as determined in accordance with GAAP.

         5.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on the attached LIABILITIES SCHEDULE, neither of the Companies has or will have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Companies, whether due or to become due and regardless of when or by whom asserted) arising out of any transaction entered at or prior to the date hereof, or any action or inaction at or prior to the date hereof, or any state of facts existing at or prior to the date hereof, other than (a) liabilities reflected on the Latest Balance Sheet, (b) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit), (c) obligations under contracts and commitments described on the attached CONTRACTS SCHEDULE or under contracts and commitments entered into in the ordinary course of business consistent with past practice which are not required to be disclosed on such Schedule pursuant to Section 5.12 below (but not liabilities for any breach of any such contract or commitment occurring on or prior to the Closing Date), and
(d) other liabilities and obligations expressly disclosed in the other Schedules referred to in this Article V.

         5.9 NO MATERIAL ADVERSE EFFECT. Since December 31, 1998, there has occurred no fact, event or circumstance which has had or would reasonably be expected to have a Material Adverse Effect. Since December 31, 1998, each of the Companies has conducted its business only in the ordinary course of business consistent with past practice.

         5.10 ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth on the attached DEVELOPMENTS SCHEDULE, since December 31, 1998, neither of the Companies has:

                  (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities or rights convertible, exchangeable or exercisable into any capital stock or other equity securities;

                  (b) borrowed any amount or incurred or become subject to any material liabilities, except commercial loan borrowing and current liabilities incurred in the ordinary course of business and consistent with past practice;

                  (c) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities or commercial loan borrowings paid in the ordinary course of business;

                  (d) declared, set aside or made any payment or distribution of cash (including so-called "tax distributions") or other property to any of its shareholders or partners with respect to such shareholder's capital stock or partner's partnership interests or otherwise, or purchased, redeemed or otherwise acquired any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity);

                  (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except for Permitted Liens;

                  (f) sold, assigned, transferred, leased, licensed or otherwise encumbered any of its tangible assets, except in the ordinary course of business consistent with past practice, or canceled any material debts or claims;

                  (g) sold, assigned, transferred, leased, licensed or otherwise encumbered any Intellectual Property Rights, disclosed any proprietary confidential information to any Person (other than to Buyers and its Affiliates and other than in the ordinary course of business consistent with past practice in circumstances in which it has imposed reasonable confidentiality restrictions), or abandoned or permitted to lapse any Intellectual Property Rights;

                  (h) made or granted any bonus or any wage or salary increase to any employee or group of employees (other than any wage or salary increase to any employee of the Companies whose annual compensation is less than $50,000 in the ordinary course of business and consistent with past practice and except as required by pre-existing contracts described on the attached CONTRACTS SCHEDULE), or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

                  (i) suffered any extraordinary losses or waived any rights of material value (whether or not in the ordinary course of business or consistent with past practice) in excess of $25,000 in the aggregate;

                  (j) made capital expenditures or commitments therefor that amount in the aggregate to more than $25,000;

                  (k) delayed or postponed the payment of any accounts payable or commissions or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or commissions or any other liability or obligation or accelerated the collection of (or discounted) any accounts or notes receivable;

                  (l) made any loans or advances to, guaranties for the benefit of, or any Investments in, any Person (other than advances to the Companies' employees in the ordinary course of business consistent with past practice);

                  (m) made any charitable contributions or pledges exceeding in the aggregate $5,000 or made any political contributions;

                  (n) suffered any damage, destruction or casualty loss exceeding in the aggregate $25,000, whether or not covered by insurance;

                  (o) made any change in any method of accounting or accounting policies or made any write-down in the value of its inventory that is material or that is other than in the usual, regular and ordinary course of business consistent with past practice or reversed any accruals (whether or not in the ordinary course of business or consistent with past practice);

                  (p) made any Investment in or taken any steps to incorporate any Subsidiary;

                  (q) amended its articles of incorporation, by-laws or other organizational documents;

                  (r) entered into any agreement or arrangement prohibiting or restricting it from freely engaging in any business or otherwise restricting the conduct of its business anywhere in the world;

                  (s) taken any action or failed to take any action that has, had or would reasonably be expected to have the effect of accelerating to pre-Closing periods sales to the trade or other customers that would otherwise be expected to occur after the Closing;

                  (t) entered into any contract other than in the ordinary course of business consistent with past practice, entered into any other material transaction, whether or not in the ordinary course of business or consistent with past practice, or materially changed any business practice; or

                  (u) agreed, whether orally or in writing, to do any of the foregoing.

         5.11 ASSETS.

                  (a) Except as set forth on the attached ASSETS SCHEDULE, each of the Companies has good and marketable title to, or a valid leasehold interest in, all properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired after the date thereof, free and clear of all Liens (other than properties and assets disposed of for fair consideration in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable and Permitted Liens). Each of the Companies owns, has a valid leasehold interest in or has the valid and enforceable right to use all assets, tangible or intangible, necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Except as set forth on the attached ASSETS SCHEDULE, all of the Companies' buildings (including all components of such buildings, structures and other improvements), equipment, machinery, fixtures, improvements and other tangible assets (whether owned or leased) are in good condition and repair (ordinary wear and tear excepted) and are fit for use in the ordinary course of the Companies' business as presently conducted and as presently proposed to be conducted. All such assets have been installed and maintained in all material respects in accordance with all applicable laws, regulations and ordinances. The attached ASSETS SCHEDULE sets forth and describes in reasonable detail the actual out-of-pocket capital expenditures (as determined in accordance with GAAP) made by the Companies during the twelve-months ended December 31, 1998 and the nine-months ended September 30, 1999. The assets set forth on the attached EXCLUDED ASSETS SCHEDULE (except for the Leased Real Property and office equipment and furniture located at the office of C&BI and miscellaneous sculpture and art) are not used in the business or operations of the Companies, and have not been used in the business or operations of the Companies in the past twelve months.

                  (b) the LEASED REAL PROPERTY SCHEDULE attached hereto contains a complete list of all real property leased or subleased by the Companies (individually " LEASED REAL PROPERTY" and collectively, the "LEASED REALTY"). Other than the real property set forth on the attached EXCLUDED ASSETS SCHEDULE, neither of the Companies owns any real property or possesses any right to acquire any real property. The Companies have a valid leasehold interest in each Leased Real Property, subject only to Permitted Liens. The Companies have previously delivered to Buyers' special counsel complete and accurate copies of each of the leases for the Leased Realty (the "REALTY LEASES"). With respect to each Realty Lease: (i) the Realty Lease is legal, valid, binding, enforceable and In full force and effect; (ii) neither of the Companies nor any other party to the Realty Lease is in breach or default, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under the Realty Lease;
(iii) no party to the Realty Lease has repudiated any provision thereof; (iv) there are no disputes, oral agreements or forbearance programs in effect as to the Realty Lease; (v) the Realty Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to Buyers; and (vi) neither of the Companies has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Realty Lease.

                  (c) The lessors of the Leased Real Property demised by the Real Estate Lease own such property in fee simple absolute, free and clear of all Liens, except Permitted Liens, and do not lease or sublease such property to any Person other than the Companies and do not allow any Person other than the Companies to use such property.

         5.12 CONTRACTS AND COMMITMENTS.

                  (a) Except as expressly contemplated by this Agreement or as set forth on the attached CONTRACTS SCHEDULE, neither of the Companies is a party to or bound by any written or oral:

                           (i) pension, profit sharing, stock option,
employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees, former employees or consultants, or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                           (ii) contract for the employment of any officer,
individual employee or other Person on a full-time, part-time, consulting or other basis or relating to loans to officers, directors or Affiliates;

                           (iii) contract under which either of the Companies
has advanced or loaned any other Person amounts in the aggregate exceeding $25,000;

                           (iv) agreement or indenture relating to borrowed
money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of either of the Companies;

                           (v) Guaranty;

                           (vi) lease or agreement under which either of the
Companies is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

                           (vii) lease or agreement under which either of the
Companies is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by either of the Companies;

                           (viii) contract or group of related contracts with
the same party or group of affiliated parties the performance of which involves consideration in the aggregate in excess of $25,000, other than purchase and sales orders incurred in the ordinary course of business;

                           (ix) assignment, license, indemnification or
agreement with respect to any intangible property (including any Intellectual Property Rights);

                           (x) warranty agreement with respect to its
services rendered or its products sold or leased;

                           (xi) agreement under which it has granted any
Person any registration rights (including demand or piggyback registration rights);

                           (xii) sales, distribution, supply or franchise
agreement;

                           (xiii) agreement with a term of more than six
months which is not terminable by either of the Companies upon less than 30 days' notice without penalty and involves a consideration in excess of $25,000 annually;

                           (xiv) contract regarding voting, transfer or other
arrangements related to the Companies' capital stock or partnership interests or warrants, options or other rights to acquire any of the Companies' capital stock or partnership interests;

                           (xv) contract or agreement prohibiting it from
freely engaging in any business or competing anywhere in the world; or

                           (xvi) any other agreement which is material to its
operations and business prospects or involves a consideration in excess of $25,000 annually.

                  (b) All of the contracts, leases, agreements and instruments set forth or required to be set forth on the CONTRACTS SCHEDULE are valid, binding and enforceable in accordance with their respective terms and shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated hereby. Except as set forth on the CONTRACTS SCHEDULE, (i) each of the Companies has performed all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any contract, lease, agreement or instrument to which either of the Companies is subject; (ii) no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Companies under any contract, lease, agreement or instrument to which either of the Companies are subject; (iii) neither of the Companies has any present expectation or intention of not fully performing all such obligations; (iv) no partially-filled or unfilled customer purchase order or sales order is subject to cancellation or any other material modification by the other party thereto or is subject to any penalty, right of set-off or other charge by the other party thereto for late performance or delivery; and (v) neither of the Companies nor any Seller has knowledge of any breach or anticipated breach by the other parties to any contract, lease, agreement, instrument or commitment to which they are parties. Neither of the Companies is a party to any contract, agreement or commitment the performance of which could reasonably be expected to have a Material Adverse Effect.

                  (c) Buyers and Buyers' counsel has been supplied with or has reviewed a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the attached CONTRACTS SCHEDULE, together with all amendments, waivers or other changes thereto. To the extent applicable, the contracts identified on the CONTRACTS SCHEDULE are separately identified as lump sum, unit price, cost plus or maintenance agreements.

         5.13 INTELLECTUAL PROPERTY RIGHTS.

                  (a) The attached INTELLECTUAL PROPERTY SCHEDULE contains a complete and accurate list of all (i) patented or registered Intellectual Property Rights owned or, to the Companies' or any Seller's knowledge, used by the Companies, (ii) pending patent applications and applications for other registrations of Intellectual Property Rights filed by or on behalf of the Companies, and (iii) material unregistered Intellectual Property Rights owned or used by the Companies. The attached INTELLECTUAL PROPERTY SCHEDULE also contains a complete and accurate list of all licenses and other rights granted by the Companies to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Companies with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. The Companies own and possess all right, title and interest to, or has the right to use pursuant to a valid and enforceable license, all Intellectual Property Rights necessary for the operation of the businesses of the Companies as presently conducted and as presently proposed to be conducted, free and clear of all Liens. Without limiting the generality of the foregoing, the Companies own and possess all right, title and interest in and to all Intellectual Property Rights created or developed by the Companies' employees and independent contractors or under the direction or supervision of the Companies' employees or independent contractors relating to the businesses of the Companies or to the actual or demonstratively anticipated research or development conducted by the Companies. Except as set forth on the attached INTELLECTUAL PROPERTY SCHEDULE, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Companies have not had and would not reasonably be expected to have a Material Adverse Effect, and no loss or expiration of any Intellectual Property Right is threatened, pending or, to the Companies' or any Seller's knowledge, reasonably foreseeable. The Companies have taken all necessary steps to maintain and protect the Intellectual Property Rights which they own and use. To the Companies' and Sellers' knowledge, the owners of any Intellectual Property Rights licensed to the Companies have taken commercially reasonable action to maintain and protect the Intellectual Property Rights which are subject to such licenses.

                  (b) Except as set forth on the attached INTELLECTUAL PROPERTY SCHEDULE, (i) there have been no claims made against the Companies asserting the invalidity, misuse or unenforceability of any of the Intellectual Property Rights owned or used by the Companies and, to the Companies' and each Seller's knowledge, there is no basis for any such claim,
(ii) neither of the Companies nor any Seller has received any notices of, and has no knowledge of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property Rights (including any demand or request that the Companies license any rights from a third party), (iii) the conduct of the Companies' businesses has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, and (iv) to the Companies' and each Seller's knowledge, the Intellectual Property Rights owned by or licensed to the Companies have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement will not have a Material Adverse Effect on the Companies' right, title or interest in and to the Intellectual Property Rights listed on the INTELLECTUAL PROPERTY SCHEDULE and all of such Intellectual Property Rights shall be owned or available for use by the Companies on identical terms and conditions immediately after the Closing.

                  (c) Except as disclosed on the INTELLECTUAL PROPERTY SCHEDULE, to the knowledge of the Sellers and the Companies, none of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related computer systems or software that are used or relied on by Companies in the conduct of its business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

         5.14 LITIGATION. Except as set forth on the attached LITIGATION SCHEDULE, there are no (and, during the five years preceding the date hereof, there have not been any) actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Companies' or any Seller's knowledge, threatened against or affecting the Companies (or to the Companies' or any Seller's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Companies with respect to their business or proposed business activities), or pending or threatened by the Companies against any Person, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither of the Companies is subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries; and, to the Companies' or any Seller's knowledge, there is no basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Companies' employees, their use in connection with the Companies' businesses of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. The Companies are fully insured with respect to each of the matters set forth on the attached LITIGATION SCHEDULE. Neither of the Companies is subject to any judgment, order or decree of any court or other governmental agency, and neither of the Companies has received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any material liabilities. There are no actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Companies' or any Seller's knowledge, threatened against or affecting any Seller in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

         5.15 COMPLIANCE WITH LAWS. Except as set forth on the attached COMPLIANCE SCHEDULE:

                  (a) Each of the Companies has complied and is in compliance with all applicable laws, ordinances, codes, rules, requirements and regulations of foreign, federal, state and local governments and all agencies thereof relating to the operation of its business and the maintenance and operation of its properties and assets. No notices have been received by and no claims have been filed against the Companies alleging a violation of any such laws, ordinances, codes, rules, requirements or regulations. Neither of the Companies has made any bribes, kickback payments or other similar payments of cash or other consideration, including payments to customers or clients or employees of customers or clients for purposes of doing business with such Persons.

                  (b) Each of the Companies holds and is in compliance with all permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations of all foreign, federal, state and local governmental agencies required for the conduct of its business and the ownership of its properties (including as the same relate to Environmental and Safety Requirements and International Trade Laws and Regulations), and the attached PERMITS SCHEDULE sets forth a list of all of such material permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations. No notices have been received by the Companies alleging the failure to hold any of the foregoing. All of such permits, licenses, bonds, approvals, accreditations, certificates, registrations and authorizations will be available for use by the Companies immediately after the Closing.

         5.16 ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth on the attached ENVIRONMENTAL SCHEDULE:

                  (a) Each of the Companies has complied with and is in compliance with all Environmental and Safety Requirements, including, without limitation, all permits and licenses required thereunder. Neither of the Companies has received any oral or written notice, report or information regarding any actual or alleged violation of Environmental and Safety Requirements or any liabilities or potential liabilities (contingent or otherwise), including any investigation, correction or remedial obligations relating to it or its facilities arising under Environmental and Safety Requirements.

                  (b) Neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

                  (c) To the knowledge of the Sellers and the Companies, none of the following exists at any property or facility owned, occupied or operated by the Companies: (i) underground storage tanks; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills, surface impoundments or other disposal areas.

                  (d) Neither of the Companies nor any of their respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance (including any hazardous substance) or owned, occupied or operated any facility or property (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to any liabilities (including any liability for response costs, corrective action costs, personal injury, natural resource damages, property damage or attorneys fees or any investigative, corrective or remedial obligations) pursuant to CERCLA or any other Environmental and Safety Requirements.

                  (e) Neither of the Companies has, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

                  (f) The Companies have furnished to the Buyers all environmental audits, reports and other material environmental documents relating to the Companies and any of their facilities, which are in their possession, custody or control.

         5.17 EMPLOYEES. The attached EMPLOYEES SCHEDULE correctly sets forth the name and current annual salary of each of the Companies' employees receiving more than $50,000 in annual compensation and whether any employees are absent from active employment, including, but not limited to, leave of absence or disability. Except as set forth on the attached EMPLOYEES SCHEDULE, (a) neither of the Companies is aware that any executive or key employee of the Companies or any group of employees of the Companies have any plans to terminate employment with the Companies; (b) the Companies have complied with all laws relating to the employment of labor (including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes), and neither of the Companies is aware that it has any labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances); and (c) neither of the Companies nor, to the best of the Companies' or any Seller's knowledge, any of their respective employees are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Companies, except for agreements between the Companies and their present and former employees. The EMPLOYEES SCHEDULE sets forth the bonuses paid and reasonably expected to be paid to the Companies' officers and employees during 1999.

         5.18 EMPLOYEE BENEFIT PLANS.

                  (a) The attached EMPLOYEE BENEFITS SCHEDULE sets forth an accurate and complete list of each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) and each other employee benefit plan, program or arrangement providing benefits to current or former employees (including any bonus plan, plan for deferred compensation, retirement, severance, sick leave, employee health or other welfare benefit plan or other arrangement), at any time maintained, sponsored, or contributed to by the Company, or with respect to which the Company has any liability or potential liability. Each such item listed on the attached EMPLOYEE BENEFITS SCHEDULE is referred to herein as a "PLAN."

                  (b) The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of ERISA) or any employee benefit plan which is a "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

                  (c) The Company does not have any obligation under any Plan or otherwise to provide medical, health, life insurance or other welfare-type benefits to current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under
Section 4980B of the Code or as required under applicable state law).

                  (d) Except as set forth on the EMPLOYEE BENEFITS SCHEDULE under the heading "Profit Sharing Plans," the Company does not maintain, contribute to or have any liability or potential liability under (or with respect to) any employee benefit plan which is a "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

                  (e) For purposes of this Section 5.18, the term "Company" includes all entities treated as a single employer with the Companies pursuant to Section 414 of the Code.

                  (f) With respect to the Plans, all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the Latest Balance Sheet. None of the Plans has any unfunded liabilities which are not reflected on the Latest Balance Sheet.

                  (g) The Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with their terms and with the applicable provisions of ERISA, the Code and other applicable laws. Neither the Company nor, to the knowledge of the Sellers, any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which would subject the Company or any trustee or administrator of the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which would subject any such party, to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or, to the Companies' or any Seller's knowledge, threatened which could result in or subject the Company to any liability and there are no circumstances which would give rise to or be expected to give rise to any such actions, suits or claims. No liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA has been or could be incurred by the Company.

                  (h) Each of the Plans which is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service that such plan is qualified under Section 401(a) of the Code, and there are no circumstances which would adversely affect the qualified status of any such Plan.

                  (i) The Company has provided Buyers with true and complete copies of all documents pursuant to which the Plans are maintained, funded and administered, and the most recent annual reports (Form 5500 and attachments) for the Plans, and all such reports have been filed in a timely manner.

         5.19 INSURANCE. The attached INSURANCE SCHEDULE contains a description of each insurance policy maintained by the Companies with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither of the Companies is in default with respect to its obligations under any insurance policy maintained by it, and neither of the Companies has been denied insurance coverage. Except as set forth on the INSURANCE SCHEDULE, neither of the Companies have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate (and the reserves to be set forth on the Companies' books and records as of the Closing will be adequate) to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

         5.20 TAX MATTERS.

                  (a) The Companies and each Affiliated Group has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate. All Taxes due and payable by the Companies have been paid and the Companies have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party. All Taxes accrued but not yet due (other than

Texas franchise Taxes, whether or not attributable to earned surplus resulting from the Section 338(h)(10) election, if any) are accrued on the Latest Balance Sheet and will be accrued on the Closing Balance Sheet.

                  (b) Except as set forth on the attached TAXES SCHEDULE:

                           (i) neither of the Companies has requested or been
granted an extension of the time for filing any Tax Return which has not yet been filed;

                           (ii) neither of the Companies has consented to
extend to a date later than the date hereof the time in which any Tax may be assessed or collected by any taxing authority;

                           (iii) Neither of the Companies has been a member
of an Affiliated Group for any taxable period ending on or before December 31, 1998;

                           (iv) no deficiency or proposed adjustment which
has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against the Companies;

                           (v) there is no action, suit, taxing authority
proceeding or audit now in progress, pending or, to the Companies' or any Seller's knowledge, threatened against or with respect to the Companies;

                           (vi) neither of the Companies reasonably expects
any taxing authority to claim or assess any amount of additional Taxes;

                           (vii) no claim has ever been made by a taxing
authority in a jurisdiction where the Companies, do not file Tax Returns claiming that the Companies are or may be subject to Taxes assessed by such jurisdiction;

                           (viii) neither of the Companies has made any
election under Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law);

                           (ix) there are no Liens for Taxes (other than for
current Taxes not yet due and payable) upon the assets of the Companies;

                           (x) neither of the Companies will be required (A)
as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date,
(B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, (C) as a result of any sale reported on the installment method, to include in taxable income any amount from a sale in a taxable period ending on or prior to the Closing Date, or (D) as a result of any prepaid amount received in a taxable period ending on or prior to the Closing Date, to include in taxable income such amount (or portion thereof) for any taxable period (or portion thereof) ending after the Closing Date;

                           (xi) neither of the Companies is a party to or
bound by any Tax allocation or Tax sharing agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes; and

                           (xii) Buyers will not be required to deduct and
withhold any amount pursuant to Section 1445(a) of the Code upon the transfer of any cash or property pursuant to this Agreement.

                  (c) C&BI made a valid election under Code Section 1362, effective January 1, 1986, to be an S Corporation for all taxable years since 1986 through and including the current year and, except as set forth on the TAXES SCHEDULE, has made all corresponding valid elections, where required, in the states in which it does business and such elections have not been terminated.

                  (d) Each of the Sellers is a resident of the State of Texas.

         5.21 BROKERAGE AND TRANSACTION BONUSES. Except for brokerage fees set forth on the attached BROKERAGE SCHEDULE, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon any Seller or either of the Companies. Except as set forth on the attached TRANSACTION BONUSES SCHEDULE, there are no special bonuses or other similar compensation payable to any employee of the Companies in connection with the transactions contemplated hereby. Sellers shall pay, and hold the Companies, Buyers and its Affiliates harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim or special bonus or other similar compensation.

         5.22 BANK ACCOUNTS. The BANK ACCOUNT SCHEDULE attached hereto lists all of the Companies' bank accounts (designating each authorized signatory and the level of each signatory's authorization).

         5.23 NAMES AND LOCATIONS. Except as set forth on the attached NAMES AND LOCATIONS SCHEDULE, during the five-year period prior to the execution and delivery of this Agreement, neither of the Companies or their respective predecessors has used any name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted business. All of the tangible assets and properties of the Companies are located at the locations set forth on the NAMES AND LOCATIONS SCHEDULE.

         5.24 AFFILIATE TRANSACTIONS. Except as set forth on the attached AFFILIATED TRANSACTIONS SCHEDULE, no officer, director, shareholder, employee or Affiliate of the Companies or, to the Companies' or any Seller's knowledge, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Companies or has any interest in any property used by the Companies (including any Intellectual Property Rights). Neither of the Companies has paid any fees, expenses or costs of the type described in Section 8.6 below that are to be paid by Sellers pursuant to Section 8.6 below.

         5.25 SERVICE WARRANTIES. To the Sellers' knowledge, all services rendered by the Companies have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and, to the Sellers' knowledge, neither of the Companies has any liability (and, to the Companies' or any Seller's knowledge, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any such liability) for curing or providing additional services or other damages in connection therewith in excess of any warranty reserve specifically established with respect thereto and included on the face of the Latest Balance Sheet (rather than the notes thereto), to be included on the Closing Balance Sheet or as may be set forth on the attached WARRANTY SCHEDULE. To the Sellers' knowledge, no services rendered by the Companies are subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of such sale (including as a result of any course of conduct between the Companies and any Person or as a result of any statements in any of the Companies' service or promotional literature). The attached WARRANTY SCHEDULE includes copies of such standard terms and conditions of sale for the Companies (containing applicable guaranty, warranty and indemnity provisions). To the Sellers' knowledge, neither of the Companies has been notified of any claims for (and neither Sellers nor the Companies has any knowledge of any threatened claims for) any extraordinary warranty obligations or additional services relating to any of its services.

         5.26 CUSTOMERS AND SUPPLIERS. The CUSTOMERS AND SUPPLIERS SCHEDULE attached hereto sets forth (a) a list of the top twenty customers of the Companies (on a consolidated basis) (by volume of sales to such customers) and (b) a list of the top ten suppliers of the Companies (on a consolidated basis) (by volume of purchases from such suppliers), for the fiscal year ended December 31, 1998 and the six-month period ended June 30, 1999 and, with respect to such customers, the committed volume of purchases by such customers for the fiscal year ending December 31, 1998 and six-month period ended June 30, 1999 and prices related thereto. Neither of the Companies has received any indication from any material customer of the Companies to the effect that, and neither of the Companies has any reason to believe that, such customer will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, buying products from the Companies (whether as a result of the consummation of the transactions contemplated hereby or otherwise). Neither of the Companies has received any indication from any material supplier to the Companies to the effect that, and neither of the Companies has any reason to believe that, such supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Companies (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

         5.27 DISCLOSURE. Neither this Article V or any of the Exhibits or Schedules attached hereto nor any of the written statements, documents, certificates or other items prepared and supplied to

Buyers or its Affiliates by or on behalf of the Companies or Sellers in connection with the transactions contemplated hereby, when taken together as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which the Companies have not disclosed to Buyers in writing and of which any of its shareholders, officers, directors or executive employees is aware which has had or would reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF BUYERS

         As an inducement to Sellers and the Companies to enter into this Agreement and consummate the transactions contemplated hereby, Buyers hereby represent and warrant to Sellers and the Companies as follows:

         6.1 ORGANIZATION AND POWER. Each Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         6.2 CAPITALIZATION. The authorized capital stock of each Buyer consists of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares of common stock are issued and outstanding. All of such capital stock has been validly issued, is fully paid and nonassessable, and has not been issued in violation of any preemptive rights or rights of refusal. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of Buyers. Neither Buyer is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

         6.3 AUTHORIZATION. The execution, delivery and performance by Buyers of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Buyers and no other corporate act or proceeding on the part of Buyers, their board of directors or stockholders is necessary to authorize the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyers and this Agreement constitutes a valid and binding obligation of Buyers, enforceable in accordance with its terms.

         6.4 NO VIOLATION. Neither Buyer is subject to nor obligated under its certificate of incorporation or by-laws, or any applicable law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         6.5 GOVERNMENTAL AUTHORITIES AND CONSENTS. Except as set forth on the BUYERS CONSENT SCHEDULE attached hereto, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority or any other Person is required in connection with the execution, delivery or performance of this Agreement by Buyers or the consummation by Buyers of the transactions contemplated hereby.

         6.6 LITIGATION. There are no actions, suits, proceedings, orders or investigations pending or, to Buyers' knowledge, threatened against or affecting Buyers, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyers' performance under this Agreement or the consummation of the transactions contemplated hereby.

         6.7 BROKERAGE. Except as set forth on the BUYERS BROKERAGE SCHEDULE attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyers.

                                   ARTICLE VII

                            [Intentionally Omitted]

                                  ARTICLE VIII

                 ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any party to another party in connection with this Agreement shall survive the Closing as follows:

                  (a) the representations and warranties in Section 5.15 (Compliance with Laws), Section 5.16 (Environmental and Safety Matters),
Section 5.18 (Employee Benefits Plans) and Section 5.20 (Tax Matters) shall terminate when the applicable statutes of limitations with respect to the liabilities in question expire (after giving effect to any extensions or waivers thereof), PLUS thirty (30) days;

                  (b) the representations and warranties in Section 5.2 (Capital Stock and Related Matters; Title to Shares), the first two sentences of Section 5.3 (Authorization; Noncontravention), Section 5.21 (Brokerage and Transaction Bonuses), Section 6.3 (Authorization) and Section 6.7 (Brokerage) shall not terminate; and

                  (c) all other representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any party to another party in connection with this Agreement shall terminate on the first anniversary of the Closing;

PROVIDED THAT any representation or warranty in respect of which indemnity may be sought under Section 8.2 below, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 8.1 if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time (regardless of when the Losses in respect thereof may actually be incurred). The representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any party to another party in connection with this Agreement shall survive for the periods set forth in this Section 8.1 and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any party, or the knowledge of any party's officers, directors, stockholders, employees or agents or the acceptance by any party of any certificate or opinion hereunder.

         8.2 INDEMNIFICATION.

                  (a) INDEMNIFICATION BY SELLERS. Each of Sellers shall jointly and severally indemnify Buyers and their Affiliates, stockholders, officers, directors, employees, agents, partners, representatives, successors and assigns (collectively, the " BUYER PARTIES") and save and hold each of them harmless against and pay on behalf of or reimburse such Buyer Parties as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third-party claims (including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, " LOSSES"), which any such Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (i) any breach by the Companies or any Seller of any representation or warranty made by the Companies or any Seller in this Agreement or any of the Schedules or Exhibits attached hereto, or in any of the certificates or other instruments or documents furnished by the Companies or any Seller pursuant to this Agreement; (ii) any nonfulfillment or breach of any covenant or agreement by the Companies or any Seller under this Agreement or any of the Schedules and Exhibits attached hereto; or (iii) any Taxes of the Companies with respect to any Tax year or portion thereof ending on or before the Closing Date (with it being understood that, for purposes of this clause (iii), in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date which shall be calculated in accordance with the provisions of Section 8.11(b) hereof; PROVIDED THAT Sellers shall not have any liability under clause (i) above (other than with respect to the representations and warranties contained in Section 5.2 (Capital Stock and Related Matters; Title to Shares), the first two sentences of Section 5.3 (Authorization; Noncontravention), Section 5.20 (Tax Matters) and Section 5.21(Brokerage and Transaction Bonuses)) unless and until the aggregate of all Losses relating thereto for which Sellers would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $100,000 (and then Sellers shall be liable for all such Losses in excess of the

$100,000 threshold amount); and PROVIDED FURTHER that Sellers' aggregate liability under this Section 8.2(a) (other than for a breach of Sections 8.4 or 8.10 hereof) shall in no event exceed the amount of the Purchase Price. Nothing in this Agreement shall limit or restrict any of the Buyer Parties' right to maintain or recover any amounts in connection with any action or claim based upon fraudulent misrepresentation or deceit.

                  (b) INDEMNIFICATION BY BUYERS. Buyers agree to and shall indemnify Sellers and hold it harmless against any Losses which Sellers may suffer, sustain or become subject to, as the result of, in connection with, relating or incidental to or by virtue of the breach by Buyers of any representation, warranty, covenant or agreement made by Buyers in this Agreement.

                  (c) MANNER OF PAYMENT. Except as otherwise provided herein, any indemnification of the Buyer Parties or Sellers pursuant to this Section
8.2 shall be effected by wire transfer of immediately available funds from Sellers or Buyers, as the case may be, to an account(s) designated by the applicable Buyer Party or Sellers, as the case may be, within ten days after the determination thereof. Any such indemnification payments shall include interest at the Applicable Rate calculated on the basis of the actual number of days elapsed over 360, from the date any such Loss is suffered or sustained to the date of payment. Any amounts owing from Sellers pursuant to this Section 8.2 shall first be made to the extent possible from the Escrow Funds (as defined in the Escrow Agreement) in the Escrow Account (as defined in the Escrow Agreement) and thereafter shall be made directly by Sellers (i) in accordance with the terms of this Section 8.2(c) and/or (ii) if the Buyer Parties have not been paid any amounts determined to be owing to them within 30 days of the date due based on a Final Determination or a settlement agreement between Buyers and Sellers, then, at the option of Buyers, (x) by delivery by Sellers to Buyers of a certificate or certificates representing shares of Series A Preferred Stock of Linc.net having an aggregate value (based on the liquidation value plus accrued but unpaid dividends thereon) equal to the amounts owing, duly endorsed in blank or accompanied by duly executed stock powers or (y) by offset against any Earnout Payment owed by Buyers to Sellers under Section 2.4 hereof; PROVIDED THAT amounts (if any) owing from Sellers to any Buyer Party pursuant to Section 2.3 above shall be made from the Escrow Funds only with the prior written consent of Buyers. All indemnification payments under this Section 8.2 shall be deemed adjustments to the Purchase Price set forth in Section 2.3(a) above.

                  (d) DEFENSE OF THIRD-PARTY CLAIMS. Any Person making a claim for indemnification under this Section 8.2 (an " INDEMNITEE") shall notify the indemnifying party (an " INDEMNITOR") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; PROVIDED THAT the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a recognized and reputable counsel acceptable to the Indemnitee to be the lead counsel in connection with such defense; PROVIDED THAT:

                           (i) the Indemnitee shall be entitled to
participate in the defense of such claim and to employ counsel of its choice for such purpose; PROVIDED THAT the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor but only to the extent of those fees and expenses incurred after receipt by Indemnitor of notice of a claim as required herein);

                           (ii) the Indemnitor shall not be entitled to
assume control of such defense (unless otherwise agreed to in writing by the Indemnitee) or shall relinquish control of such defense and in either case shall pay the fees and expenses of counsel retained by the Indemnitee if (1) the claim for indemnification relates to or arises in connection with any criminal or quasi-criminal proceeding, action, indictment, allegation or investigation; (2) the Indemnitee reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be materially detrimental to or materially injurious to the Indemnitee's reputation or future business prospects; (3) the claim seeks an injunction or equitable relief against the Indemnitee; (4) the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee; (5) the claim involves environmental matters in which case the Indemnitee shall have sole control and management authority over the resolution of such claim (including hiring legal counsel and environmental consultants, conducting environmental investigations and cleanups, negotiating with governmental agencies and third parties and defending or settling claims and actions); PROVIDED THAT the Indemnitee shall keep the Indemnitor apprised of any major developments relating to any environmental claim; (6) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim or (7) the Indemnitor has indicated to the Indemnitee that it will not be responsible for any material portion of the damages sought by the claim; and

                           (iii) if the Indemnitor shall control the defense
of any such claim, the Indemnitor agrees to vigorously defend such claim and to obtain the prior written consent of the Indemnitee (which consent will not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim; provided THAT prior written consent will not be necessary, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitor (and not the Indemnitee) or if such settlement expressly and unconditionally releases the Indemnitee from all liabilities and obligations with respect to such claim, with prejudice.

                           (iv) if the Indemnitee shall control the defense
of any such claim, the Indemnitee agrees to vigorously defend such claim and to obtain the prior written consent of the Indemnitor (which consent will not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim; provided THAT prior written consent will not be necessary, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee (and not the Indemnitor) or if such settlement expressly and unconditionally releases the Indemnitor from all liabilities and obligations with respect to such claim, with prejudice.

                  (e) CERTAIN WAIVERS; ETC. Each Seller hereby agrees that he or she shall not make any claim for indemnification against Buyers, the Companies or any of their respective Affiliates by reason of the fact that such Seller is or was a shareholder, director, officer, employee or agent of the Companies or any of its Affiliates or is or was serving at the request of the Companies or any of its Affiliates as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any of the Buyer Parties against such Seller pursuant to this Agreement or applicable law or otherwise, and each Seller hereby acknowledges and agrees that he or she shall not have any claim or right to contribution or indemnity from the Companies or any of their Affiliates with respect to any amounts paid by him or her pursuant to this Agreement or otherwise. Effective upon the Closing, each Seller hereby irrevocably waives, releases and discharges the Companies and their Affiliates from any and all liabilities and obligations to him or her of any kind or nature whatsoever, whether in his or her capacity as a shareholder, officer or director of the Companies or any of their Affiliates or otherwise (including in respect of any rights of contribution or indemnification but excluding compensation otherwise payable as an employee of the Companies), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising under any agreement or understanding (other than this Agreement and any of the other agreements executed and delivered in connection herewith) or otherwise at law or equity, and each Seller agrees that he or she shall not seek to recover any amounts in connection therewith or thereunder from the Companies or any of their Affiliates. In no event shall the Companies or any of their Affiliates have any liability whatsoever to any Seller for any breaches of the representations, warranties, agreements or covenants of the Companies hereunder, and in any event no Seller may seek contribution from the Companies or any of their Affiliates in respect of any payments required to be made by a Seller pursuant to this Agreement.

         8.3 MUTUAL ASSISTANCE . Buyers, the Companies and each of Sellers agree that they will mutually cooperate in the expeditious filing of all notices, reports and other filings with any governmental authority required to be submitted jointly by the Companies and Buyers in connection with the execution and delivery of this Agreement and/or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby.

         8.4 NON-COMPETITION; NON-SOLICITATION.

                  (a) Each Seller hereby acknowledges that he or she is familiar with the Companies' trade secrets and with other Confidential Information. Each Seller acknowledges and agrees that the Companies would be irreparably damaged if he or she were to provide services to or otherwise participate in the business of any Person competing with the Companies in a similar business and that any such competition by such Seller would result in a significant loss of goodwill by the Companies. Each Seller further acknowledges and agrees that the covenants and agreements set forth in this Section 8.4 were a material inducement to Buyers to enter into this Agreement and to perform its obligations hereunder, and that Buyers and its stockholders would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties hereto if such Seller breached the provisions of this Section 8.4. Therefore, each Seller agrees, in further consideration of the amounts to be paid hereunder for the Shares and the goodwill of the Companies sold by Sellers, that until the fifth anniversary of the Closing, such Seller shall not (and shall cause his Affiliates not to) directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), consult with, render services for, or in any other manner engage anywhere in the Restricted Territories in any business engaged directly or indirectly in the installation and construction of telecommunication and data transmission networks or the provision of communications infrastructure services; PROVIDED THAT nothing herein shall prohibit a Seller or a Seller's Affiliate from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded so long as none of such Persons has any active participation in the business of such corporation or an owner of Buyers or its Affiliates or their successors and assigns. For purposes of this Agreement, " RESTRICTED TERRITORIES" shall mean the United States of America. Each Seller acknowledges that the Companies' business has been conducted or is presently proposed to be conducted throughout the Restricted Territories and that the geographic restrictions set forth above are reasonable and necessary to protect the goodwill of the Companies' business being sold by Sellers pursuant to this Agreement.

                  (b) No Seller may (and each Seller shall cause his Affiliates not to) directly, or indirectly through another Person, (i) induce or attempt to induce any employee of the Companies or any of their Affiliates, other than those employees shown on the EXCLUDED EMPLOYEES SCHEDULE, to leave the employ of the Companies or any of their Affiliates, or in any way interfere with the relationship between the Companies or any of their Affiliates and any employee thereof, (ii) hire any person who was an employee of the Companies or any of their Affiliates, other than those employees shown on the EXCLUDED EMPLOYEES SCHEDULE, at any time during the six-month period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the parties so as to avoid any disputes under this Section 8.4(b) that any such hiring within such six-month period is in violation of clause (i) above), or (iii) for so long as any Seller has continuing obligations under Section 8.4(a) above, call on, solicit or service any customer, supplier, licensee, licensor or other business relation of the Companies or any of their Affiliates in order to induce or attempt to induce such Person to cease doing business with the Companies or any of their Affiliates, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Companies or any of their Affiliates (including making any negative statements or communications about the Company or any of their Affiliates).

                  (c) If, at the time of enforcement of the covenants contained in this Section 8.4 (the " RESTRICTIVE COVENANTS"), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Each Seller has consulted with legal counsel regarding the Restrictive Covenants and based on such consultation has determined and hereby acknowledges that the Restrictive Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the Companies' business and the substantial investment in the Companies made by Buyers hereunder. Each Seller further acknowledges and agrees that the Restrictive Covenants are being entered into by him in connection with the sale by such Seller of the Shares and the goodwill of the Companies' business pursuant to this Agreement and not directly or indirectly in connection with such Seller's employment or other relationship with the Companies.

                  (d) If any Seller or an Affiliate of any Seller breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Companies shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Companies or their Affiliates at law or in equity:

                           (i) the right and remedy to have the Restrictive
Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Companies and that money damages would not provide an adequate remedy to the Companies; and

                           (ii) the right and remedy to require Sellers to
account for and pay over to the Companies any profits, monies, accruals, increments or other benefits derived or received by such Person as the result of any transactions constituting a breach of the Restrictive Covenants.

                           (iii) In the event of any breach or violation by
any Seller of any of the Restrictive Covenants, the time period of such covenant shall be tolled until such breach or violation is resolved.

         8.5 PRESS RELEASE AND ANNOUNCEMENTS. After the Closing, Buyers and the Companies may issue any press releases, announcements to the employees, customers or suppliers of the Companies or other releases of information related to this Agreement or the transactions contemplated hereby without the consent of any other party hereto.

         8.6 EXPENSES. Except as otherwise provided herein, Sellers and Buyers shall pay all of their own respective fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. In addition, Sellers shall pay all fees, costs and expenses of the Companies incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, and the Companies shall not pay any fees, costs or expenses (including legal and accounting fees, costs and expenses) arising in connection with the transactions contemplated hereby if the transactions are consummated, except that Sellers may, at Sellers' option, cause the Companies to pay all such fees, costs and expenses at or before Closing out of the Companies' available cash.

         8.7 SPECIFIC PERFORMANCE. Each of the Companies, Sellers and Buyers acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of the Companies, Sellers and Buyers agree that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto.

         8.8 ARBITRATION PROCEDURE.

                  (a) Each of the Buyers and Sellers agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions this Article VIII (the " DISPUTES") following the Closing; PROVIDED THAT nothing in this Section 8.8 shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined below). The parties hereby acknowledge and agree that, except as otherwise provided in this Section 8.8 or in the Rules for Non-Administered Arbitration of Business Disputes (the " RULES") promulgated by the Center for Public Resources Institute for Dispute Resolutions (the " INSTITUTE") as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to, the United States Arbitration Act, 9 U.S.C. Section1 et. seq.

                  (b) In the event that any party asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after the delivery of such notice, the party delivering such notice of Dispute (the " DISPUTING PERSON") may thereafter commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a " NOTICE OF ARBITRATION"). Such Notice of Arbitration shall specify the nature of any Dispute and any other matters required by the Rules as in effect from time to time to be included therein. The Arbitrator shall permit and facilitate such discovery as the party initiating such claim shall reasonably request. Buyers and Sellers shall mutually agree upon one arbitrator to resolve any Dispute pursuant to the procedures set forth in this Section 8.8 and the Rules.

                  (c) The arbitrator selected pursuant to Section 8.8(b) will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if Buyers submit a claim for $1,000 and if Sellers contest only $500 of the amount claimed by Buyers, and if the arbitrator ultimately resolves the dispute by awarding Buyers $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 /
500) to Sellers and 40% (i.e., 200 / 500) to Buyers.

                  (d) The arbitration shall be conducted in Miami, Florida under the Rules as in effect from time to time. The arbitrator shall conduct the arbitration so that a final result, determination, finding, judgment and/or award (the " FINAL DETERMINATION") is made or rendered as soon as practicable, but in no event later than 90 business days after the delivery of the Notice of Arbitration nor later than 10 days following completion of the arbitration. The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

                  (e) Buyers or Sellers may enforce any Final Determination in any state or federal court of competent jurisdiction. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

         8.9 FURTHER ASSURANCES. In the event that at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request. Sellers acknowledge and agree that, from and after the Closing, Buyers will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to the Companies. Sellers shall have access at reasonable times and upon reasonable notice to the Companies' books and records for legitimate business or personal financial purposes.

         8.10 CONFIDENTIALITY. Each Seller agrees not to disclose or use at any time (and each Seller shall cause each of his Affiliates not to use or disclose at any time) any Confidential Information, except to the extent that such disclosure or use is directly related to and required by the performance of such Seller's duties to the Companies as an officer or employee. Each Seller further agrees to take all appropriate steps (and to cause each of his Affiliates to take all appropriate steps) to safeguard such Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. In the event any Seller or any Affiliates of a Seller is required by law to disclose any Confidential Information, Sellers shall promptly notify Buyers in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and Sellers shall cooperate with Buyers and the Companies to preserve the confidentiality of such information consistent with applicable law.

         8.11 TAX MATTERS.

                  (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Companies for all periods ending on or prior to the Closing Date or for which the date of measurement for such Tax occurs prior to the Closing Date which are filed after the Closing Date. All such Tax Returns shall be prepared in accordance with past practice insofar as they relate to the Companies. Sellers shall permit Buyers to review and comment on each such Tax Return prior to filing. Sellers shall reimburse Buyers for Taxes of Sellers and the Companies with respect to such periods within fifteen (15) days prior to any payment by Buyers or the Companies of such Taxes to the extent such Taxes are not accrued as a liability on the Closing Balance Sheet and used to determine the Purchase Price pursuant to Section 2.3.

                  (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Buyers shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date ("STRADDLE TAX RETURNS"). Buyers shall permit Sellers to review and comment on each such Tax Return prior to filing. Any portion of any Tax which must be paid in connection with the filing of a Straddle Tax Return, to the extent attributable to any period or portion of a period ending on or before the Closing Date, shall be referred to herein as "PRE-CLOSING TAXES." Sellers shall pay to Buyers an amount equal to the Pre-Closing Taxes due with any Straddle Tax Returns (to the extent such Taxes are not accrued as a liability on the Closing Balance Sheet used to determine the Purchase Price pursuant to Section 2.3) at least ten (10) days before Buyers are required to cause to be paid the related Tax liability. Where the Pre-Closing Taxes involve a period which begins before and ends after the Closing Date, such Pre-Closing Taxes shall be calculated as though the taxable year of the Companies terminated as of the close of business on the Closing Date; PROVIDED, HOWEVER, that in the case of a Tax not based on income, receipts, proceeds, profits or similar items, Pre-Closing Taxes shall be equal to the amount of Tax for the taxable period multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the taxable period through the Closing Date and the denominator of which shall be the number of days in the taxable period. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Companies. Notwithstanding the foregoing, Sellers shall be liable for, and shall indemnify and hold Buyers harmless against, all Taxes attributable to or arising out of (i) the failure of C&BI to be qualified as an "S corporation" at any time prior to Closing and (ii) the transfer of the real property set forth on the EXCLUDED ASSETS SCHEDULE. Notwithstanding the foregoing, it is agreed that the Texas franchise Tax imposed on C&BI for the calendar year 2000 privilege period (which will be based upon the financial condition of C&BI as of December 31, 1999) shall be paid as follows: (i) that portion of the franchise Tax attributable to the earned surplus of the corporation for the period beginning on January 1, 1999, through and including the Closing Date (excluding any such franchise Tax attributable to earned surplus resulting from the Section 338(h)(10) election, if any) shall be treated as part of the Closing Tax Liability under Section 2.3(a)(ii) and (ii) the balance of the franchise Tax payable by C&BI, including the franchise Tax attributable to earned surplus resulting from the Section 338(h)(10) election (if any), shall be the responsibility of C&BI or Buyers, and Sellers shall have no liability therefor. In addition, other state or local Taxes (if any) payable by C&BI as a result of the Section

338(h)(10) election, shall be the responsibility of C&BI or Buyers and Sellers shall have no liability therefor.

                  (c) COOPERATION ON TAX MATTERS.

                           (i) Sellers, the Company and Buyers shall
cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section
8.11 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include signing any Tax Return, amended Tax Returns, claims or other documents necessary to settle any Tax controversy, the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Sellers agree to retain all books and records with respect to Tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority and to give Buyers reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyers shall allow Sellers to take possession of such books and records.

                           (ii) Buyers shall have the right to participate in
any Tax proceeding related to a pre-Closing Tax year of the Companies which may have the effect of increasing Buyers' or the Companies' Tax liability for any Tax period ending after the Closing, and Sellers shall not settle or compromise any such proceeding without Buyers' prior written consent (which consent will not be unreasonably withheld).

                           (iii) Buyers and Sellers further agree, upon
request by the other, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                           (iv) Without the prior written consent (which
shall not be unreasonably withheld) of Buyers, neither any of Sellers nor the Companies shall make or change any election, change an annual accounting period, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Companies, surrender any right to claim a refund of Taxes, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such action or omission would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Companies, Buyers or any Affiliate of Buyers. Sellers shall notify Buyers of any consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company within fifteen (15) days of making such consent or waiver.

         (d) SECTION 338(h)(10) ELECTION.

                  (i) Each Seller agrees to make an election under Code
Section 338(h)(10) with respect to the sale and purchase of the Shares and to make any analogous elections under applicable state, local or foreign law provisions (including such state, local or foreign elections) (collectively, the "SECTION 338(h)(10) ELECTIONS"). Buyers and Sellers will jointly prepare and timely file any forms necessary to effect the Section 338(h)(10) Elections. Buyers and Sellers shall sign on a timely basis all federal and state forms necessary to effect a Section 338(h)(10) Election requiring their signatures. Promptly after the Closing Date, Buyers and each Seller shall provide to each other any information reasonably requested by such party in connection with its filing of a Section 338(h)(10) Election.

                  (ii) Buyers and Sellers agree that the computation of the Modified Aggregate Deemed Sale Price ("MADSP") and the Aggregate Deemed Sale Price ("ADSP") (both as defined under Treasury Regulations) and the allocation of the MADSP and ADSP among the assets as of the Closing Date shall be as determined by Buyers with the consent of Sellers (which consent shall not be unreasonably withheld). Such determination will be delivered by Buyers to Sellers no later than the date on which the Closing Balance Sheet is delivered to Sellers pursuant to Section 2.3(c) hereof. Any Earnout Payment made to Sellers under the provisions of Section 2.4 shall be allocated to goodwill.

                  (iii) Notwithstanding the provisions of Section 2.3(c), in the event the actual Taxes payable by MEC and BYC as a result of the sale of the C&BI Partnership Interests (the "ACTUAL MEC/BYC TAXES") are ultimately determined to be greater than the amount of such Taxes that were used in determining the final Section 338(h)(10) Adjustment under Section 2.3(c), then Buyer shall pay to MEC and BYC the difference between (x) the Section 338(h)(10) Adjustment that would have been payable had the Actual MEC/BYC Taxes been used in making the determination under Section 2.3(c) and (y) the
Section 338(h)(10) Adjustment that was actually calculated pursuant to
Section 2.3(c). Any payment under this subparagraph (iii) shall be made to MEC within ten (10) days after MEC and BYC deliver written notice to Buyer of such final determination, which notice shall include a calculation of the amount payable and evidence of such final determination.

         (e) SECTION 754 ELECTION. Sellers and C&BII shall make a valid
Section 754 election as to C&BII for the Tax Return including the Closing Date in accordance with Treasury Regulation Section 1.754-1.

         (f) Notwithstanding any other provision of this Section 8.11, Buyers shall indemnify C&BI and Sellers and hold each of them harmless against all Taxes, if any, attributable to or resulting from the conversion of C&B Associates, Inc., a former Texas corporation, into C&BI.

                                   ARTICLE IX

                                 MISCELLANEOUS

         9.1 AMENDMENT AND WAIVER. This Agreement may be amended, and any provision of this Agreement may be waived only if such amendment or waiver is set forth in a writing executed by Sellers, the Companies and Buyers. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

         9.2 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by telecopy (with hard copy to follow) or sent by reputable overnight express courier (charges prepaid), or (ii) five days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to Sellers, the Companies and Buyers shall be sent to the addresses indicated below:

NOTICES TO THE SELLERS:

Max E. Clark                                Deborah Clark
Billie Y. Clark                             C&B Associates II, Ltd.
C&B Associates, Ltd.                        P.O. Box 310
P.O. Box 276                                Mineral Wells, Texas 76068
Mineral Wells, Texas 76068

WITH A COPY TO (WHICH SHALL NOT CONSTITUTE
NOTICE TO THE SELLERS):

Decker, Jones, McMackin
500 Throckmorton St., Suite 2500
Ft. Worth, TX 76102
Attn:    Charles B Milliken
         James L. Stripling
Phone:   (817) 336-2400
Fax:     (817) 336-2181

NOTICES TO THE COMPANIES AND BUYERS:

Linc.net, Inc.
781 Crandon Blvd., Suite 1801
Key Biscayne, FL 33149
Attn: Ismael Perera
Telecopy: (305) 365-7289

WITH COPIES TO (WHICH SHALL NOT CONSTITUTE NOTICE TO THE COMPANY OR BUYERS):

First Chicago Equity Capital
Three First National Plaza
Suite 1210
Chicago, IL 60670
Attn:    Burton E. McGillivray
         Paul Whiting, Jr.
Telecopy: (312) 732-7483

Kirkland & Ellis
200 East Randolph
Chicago, IL 60601
Attn:    Ted H. Zook
         E. Paul Quinn
Telecopy:  (312) 861-2200



         9.3 SUCCESSORS AND ASSIGNS. This Agreement and all of the covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective heirs, successors and assigns of the parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by Sellers prior to or after the Closing, or assigned or delegated by the Companies prior to the Closing, without the prior written consent of Buyers. Buyers may assign its rights and obligations hereunder (including its right to purchase the Shares), in whole or in part, to any of its Affiliates without the consent of any of the other parties hereto. In addition, Buyers may assign its rights and obligations pursuant to this Agreement, including its rights and obligations under the Escrow Agreement, in whole or in part, in connection with any disposition or transfer of all or any portion of the Companies or their respective businesses in any form of transaction without the consent of any of the other parties hereto. Buyers and, following the Closing, the Companies may assign any or all of its rights pursuant to this Agreement, including its rights to indemnification, to any of its lenders as collateral security.

         9.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.5 INTERPRETATION. The headings and captions used in this Agreement, in any Schedule or Exhibit hereto, in the table of contents or in any index hereto are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement or any Schedule or Exhibit hereto, and all provisions of this Agreement and the Schedules and Exhibits hereto shall be enforced and construed as if no caption or heading had been used herein or therein. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. Each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The use of the word "including" herein shall mean "including without limitation" and, unless the context otherwise required, "neither," "nor," "any," "either" and "or" shall not be exclusive. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         9.6 CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

         9.7 NO THIRD-PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including employees and creditors of the Companies.

         9.8 COMPLETE AGREEMENT. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (including that certain letter of intent dated June 25, 1999, between Linc.net and the Companies), whether written or oral, relating to such subject matter in any way.

         9.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same instrument.

         9.10 DELIVERY BY FACSIMILE. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

         9.11 GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal law of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas.

         9.12 SCHEDULES. Nothing in any schedule attached hereto shall be adequate to disclose an exception to a representation or warranty made in this Agreement unless such schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself. No exceptions to any representations or warranties disclosed on one schedule shall constitute an exception to any other representations or warranties made in this Agreement unless the exception is disclosed as provided herein on each such other applicable schedule or is cross-referenced to another schedule.

         9.13 BYC AND EB CONSENT. BYC hereby consents to the sale of the C&BI Partnership Interests hereunder by MEC to the Buyers and EB hereby consents to the sale of the C&BII Partnership Interests hereunder by DC to the Buyers pursuant to the terms and conditions of this Agreement.

         9.14 LINC.NET GUARANTEE. Linc.net guarantees the prompt payment and performance of all of the obligations of the Buyers hereunder.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.

BUYERS:                             LINC.NET ACQUISITION CORP.


                                      By:_________________________________
                                      Name:
                                      Title:


                                      LINC.NET ACQUISITION CORP. II


                                      By:_________________________________
                                      Name:
                                      Title:


SELLERS:                              ___________________________________
                                      Max E. Clark


                                      -----------------------------------
                                      Deborah Clark


COMPANIES:                            C&B ASSOCIATES, LTD.


                                      By:________________________________
                                      Name: Max E. Clark, General Partner


                                      C&B ASSOCIATES II, LTD.


                                      By:________________________________
                                      Name: Deborah Clark, General Partner

OTHERS:                               ___________________________________
                                      Billie Y. Clark


                                      -----------------------------------
                                      Emry Birdwell, Jr.



                                      LINC.NET, INC.


                                      By:_________________________________
                                      Name:
                                      Title:



Continuation of Signature Page
to Purchase Agreement

                               SCHEDULE OF SELLERS


                                                            Number and Type of
                                                            Partnership Interests                Percentage of
                  Name and Address                                  Owned                       Purchase Price
-----------------------------------------------      --------------------------------------    -----------------
C&B ASSOCIATES, LTD.

Max E. Clark                                          1% general partnership                        52.019%
P.O. Box 276                                          98% limited partnership
Mineral Wells, Texas 76068
Billie Y. Clark                                       1% limited partnership                        0.000%
P.O. Box 276
Mineral Wells, Texas 76068

C&B ASSOCIATES II, LTD.

Deborah Clark                                         1% general partnership                        47.981%
P.O. Box 310                                          49% limited partnership
Mineral Wells, Texas 76068
